As filed with the Securities and Exchange Commission on July 10, 1997
                                           Registration No. 333-________________
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                            -------------------------

                            BIOLASE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                         3843                    87-0442441
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)    Identification
                                                                    Number)

               981 Calle Amanecer, San Clemente, California 92673
                                 (714) 361-1200
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                          Principal Executive Offices)

                               Federico Pignatelli
                              Chairman of the Board
                            BioLase Technology, Inc.
                               981 Calle Amanecer
                         San Clemente, California 92673
                                 (714) 361-1200
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of Communications to:

                             Alan D. Jacobson, Esq.
                             Cathryn S. Gawne, Esq.
                           Shapiro, Rosenfeld & Close
                           A Professional Corporation
                       2029 Century Park East, Suite 2600
                          Los Angeles, California 90067
                                 (310) 277-1818
                         Telecopier No.: (310) 201-4776

                        APPROXIMATE DATE OF COMMENCEMENT
                     OF PROPOSED SALE TO PUBLIC: As soon as
                       practicable after this Registration
                          Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
        Securities Act of 1933, as amended, check the following box: [x]
                              --------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                          PROPOSED             PROPOSED            AMOUNT OF
                  TITLE OF EACH CLASS OF              AMOUNT TO BE         MAXIMUM             MAXIMUM           REGISTRATION
               SECURITIES TO BE REGISTERED             REGISTERED      OFFERING PRICE     AGGREGATE OFFERING          FEE
                                                                             PER               PRICE(1)
                                                                           UNIT(1)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                                   2,738,982 shares (2)      $3.5625             $9,757,623.38         $2,956.56
--------------------------------------------------------------------------------------------------------------------------------
            Total                              2,738,982 shares          $3.5625             $9,757,623.38         $2,956.56
================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (g).

(2) Consists of (i) up to 1,818,072 shares of common stock, $.001 par value (the "Common Stock") issued or issuable upon conversion of the Registrant's Series A 6% Redeemable Cumulative Convertable Preferred Stock; (ii) 700,910 shares of Common Stock issuable upon exercise of the Registrant's Common Stock Purchase Warrants;
               (iii) 20,000 shares of Common Stock issuable upon exercise of stock options; and (iv) 200,000 shares of Common Stock issued in a private placement.

                              --------------------

               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                            BIOLASE TECHNOLOGY, INC.

              Cross-Reference Sheet Showing Location in Prospectus
                  of Information Required by Items of Form S-1


                     Form S-1 Registration
                     Statement Item and Heading                      Location in Prospectus
                     --------------------------                      ----------------------

   1.   Forepart of the Registration Statement and Outside
        Front Cover Page of Prospectus .........................     Outside Front Cover Page

   2.   Inside Front and Outside Back Cover Pages of
        Prospectus .............................................     Inside Front Cover; Outside Back
                                                                     Cover Pages

   3.   Summary Information, Risk Factors and Ratio of
        Earnings to Fixed Charges ..............................     Prospectus Summary; Risk Factors;
                                                                     Not Applicable

   4.   Use of Proceeds ........................................     Use of Proceeds

   5.   Determination of Offering Price ........................     Plan of Distribution

   6.   Dilution ...............................................     Not Applicable

   7.   Selling Security Holders ...............................     Principal and Selling
                                                                     Stockholders

   8.   Plan of Distribution ...................................     Outside Front Cover Page; Plan
                                                                     of Distribution

   9.   Description of Securities to be Registered .............     Dividend Policy; Description of
                                                                     Securities

 10.    Interests of Named Experts and Counsel .................     Legal Matters; Experts

 11.    Information With Respect to Registrant

        11.(a)      Description of Business ....................     Business
        11.(b)      Description of Property ....................     Business
        11.(c)      Legal Proceedings ..........................     Business
        11.(d)      Market Price of and Dividends on the
                    Registrant's Common Equity and Related
                    Stockholder Matters ........................     Price Range of Common Stock;
                                                                     Dividend Policy
        11.(e)      Financial Statements .......................     Consolidated Financial Statements
        11.(f)      Selected Financial Data ....................     Selected Consolidated Financial Data
        11.(g)      Supplementary Financial Information ........     Not Applicable
        11.(h)      Management's Discussion and Analysis of
                    Financial Condition and Results of Operations    Management's Discussion and Analysis of
                                                                     Financial Condition and Results of
                                                                     Operations
        11.(i)      Changes in and Disagreements With
                    Accountants on Accounting and Financial
                    Disclosure .................................     Not Applicable
        11.(j)      Quantitative and Qualitative Disclosures
                    About Market Risk ..........................     Not Applicable
        11.(k)      Directors and Executive Officers ...........     Management
        11.(l)      Executive Compensation .....................     Management
        11.(m)      Security Ownership of Certain Beneficial
                    Owners and Management ......................     Principal and Selling Stockholders
        11.(n)      Certain Relationships and Related Transactions   Not Applicable

   12.  Disclosure of Commission Position on Indemnification for
        Securities Act Liabilities .............................     Not Applicable


PROSPECTUS

                   Subject to Completion dated July 10, 1997

                                2,738,982 Shares

                            BIOLASE TECHNOLOGY, INC.

                                  Common Stock

                           --------------------------

            This Prospectus relates to an aggregate of 2,738,982 shares of common stock, $.001 par value ("Common Stock") of BioLase Technology, Inc., a Delaware corporation ("BioLase" and, together with its consolidated subsidiaries, the "Company"), heretofore issued, or issuable, to the persons listed herein (the "Selling Stockholders"), pursuant to, among other things, the conversion of the Company's Series A 6% Redeemable Cumulative Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock") and the exercise of the Company's Common Stock Purchase Warrants (the "Warrants") and certain options to purchase Common Stock (the "Options"). Such shares of Common Stock are being offered for the respective accounts of the Selling Stockholders on The Nasdaq SmallCap Market at the then-prevailing prices, or in negotiated transactions. The Common Stock is traded on The Nasdaq SmallCap Market under the symbol "BLTI". On July 7, 1997, the last sale price of the Common Stock as reported on The Nasdaq SmallCap Market was $3 11/16 per share. See "Price Range of Common Stock". The Company will receive no proceeds from the sale of such shares of Common Stock by the Selling Stockholders; however, it will receive proceeds from the exercise of the Warrants and the Options. See "Use of Proceeds". The expenses of preparing and filing the Registration Statement, of which this Prospectus forms a part (estimated at $75,000), are being paid by the Company.

                            -------------------------

            SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                            -------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

            The shares offered hereby were or will be acquired by the Selling Stockholders from the Company in a private placement or upon the conversion of the Series A Preferred Stock or the exercise of the Warrants or Options, and are "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the Selling Stockholders to the public without restriction. To the knowledge of the Company, the Selling Stockholders have made no arrangement with any brokerage firm for the sale of the shares. The Selling Stockholders may be deemed "underwriters" within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed underwriting commissions or discounts under the Securities Act. See "Plan of Distribution".



                The date of this Prospectus is ___________, 1997.

                              AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a World Wide Web site on the Internet at http:\\www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                               PROSPECTUS SUMMARY

            The following summary is qualified in its entirety by the more detailed information and the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus. This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from the results discussed in the forward-looking statements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Forward-Looking Statements". Factors that could cause or contribute to such differences include those discussed under "Risk Factors" as well as those discussed elsewhere in this Prospectus.

                                   THE COMPANY

            BioLase Technology, Inc., a Delaware corporation ("BioLase" and, together with its consolidated subsidiaries, the "Company"), designs, develops, manufactures and markets laser-based systems for use in dental and medical applications. The current generation of the Company's laser-based systems incorporates its proprietary technology ("HydroKinetic(TM)") into its surgical tissue cutting system ("Millennium(TM)"), which utilizes electromagnetic energy laser pulses to rapidly energize and transform atomized water droplets into smaller, high-speed mechanical cutting water particles. The Millennium(TM) system is not currently marketed in the United States, pending Food and Drug Administration ("FDA") clearance, but is being distributed in Germany for dental applications. The Company supports its earlier generations of laser-based systems with replacement parts and service. The Company also has (i) an automated system used in endodontic procedures for locating and shaping root canals, known as the Canal Finder System(TM), which the Company markets along with a full range of other proprietary and non-proprietary endodontic products, and (ii) an air-water spray laser accessory, LaserSpray(TM), designed to cool the tissue receiving laser energy and the surrounding tissue, that is incorporated into the Company's laser-based systems and can be employed with fiber-coupled laser systems manufactured by others. The Company is also developing the LaserBrush(TM), a toothbrush that utilizes a light source to activate whitening and anti-bacterial agents in special toothpaste compounds also being developed by the Company; a fluid conditioning system, known as FlavorFlow(TM), that sanitizes, flavors and administers fluids and enhances the scent of air present during dental and medical procedures; and a line of biomaterials for dental and medical applications.

            The Company's predecessor, Societe Endo Technic, S.A. ("SET"), was formed in Marseilles, France in 1984. Three years later, the Company acquired 77% of the outstanding shares of SET. Subsequently, various patents and other intellectual property utilized by SET were transferred to the Company. See "Business".

            The Company's principal executive offices are located at 981 Calle Amanecer, San Clemente, California 92673, and its telephone number at that location is (714) 361-1200.

                                  THE OFFERING

Common Stock offered hereby.... ................................2,738,982 shares

Common Stock to be outstanding
after this Offering........... ............................ 14,164,414 shares(1)

Use of proceeds....................The Company will not receive any portion of the proceeds from the Common Stock
                                   to be sold in this Offering; however, it will receive proceeds from the exercise of Warrants and Options, which proceeds will be used for working capital and general corporate purposes. See "Use of Proceeds".


                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION


                                            Year Ended December 31,            Three Months Ended March 31,
                                           -------------------------           ----------------------------
                                            1995               1996              1996                 1997
                                            ----               ----              ----                 ----
Consolidated Statements of Operations                                                    (unaudited)
Data:

Sales                                  $ 1,152,182        $   691,829        $   143,615        $   134,405
Gross profit                           $   311,020        $   132,660        $     7,792        $    21,535
Operating expenses                     $ 2,356,072        $ 2,621,652        $   514,267        $   792,485
Loss from operations                   $(2,045,052)       $(2,488,992)       $  (506,475)       $  (770,950)
Net loss                               $(2,023,822)       $(2,463,259)       $  (496,718)       $  (767,734)
Net loss per share                     $     (0.21)       $     (0.21)       $     (0.04)       $     (0.06)



                                                December 31, 1996        March 31, 1997
                                                ------------------       --------------
                                                                           (unaudited)

Consolidated Balance Sheet Data:

Working capital                                 $  3,669,758             $  3,627,330
Total stockholders' equity                      $  3,913,980             $  3,944,880




-----------

(1) Based on the number of shares outstanding at July 7, 1997. Assumes exercise of the Warrants and Options; excludes (i) 1,253,910 shares of Common Stock, not being registered hereunder, reserved for issuance upon exercise of options outstanding at July 7, 1997; and (ii) 681,876 shares of Common Stock otherwise reserved for possible issuance under the Company's 1990, 1992 and 1993 Stock Option Plans and 1990 and 1993 Stock Compensation Plans. See Note 9 of Notes to Consolidated Financial Statements.

                                  RISK FACTORS

            THIS OFFERING INVOLVES SUBSTANTIAL INVESTMENT RISK, AND THE SHARES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. IN EVALUATING AN INVESTMENT IN SHARES OF THE COMPANY, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AMONG OTHERS, AS WELL AS ALL OTHER INFORMATION SET FORTH HEREIN, INCLUDING THE EXHIBITS HERETO, OR SUPPLIED SEPARATELY BY THE COMPANY IN WRITING. THE FOLLOWING DISCUSSION OF RISK FACTORS IS NOT COMPREHENSIVE, AND EACH PROSPECTIVE INVESTOR IS ADVISED TO MAKE ITS OWN ANALYSIS OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE SHARES.

            1. History of Net Losses; Future Profitability Uncertain. The Company reported net losses of $5,470,643, $7,549,262, $3,050,333, $2,023,822 and $2,463,259 for the years ended December 31, 1992, 1993, 1994, 1995 and 1996, respectively, and net losses of $496,718 and $767,734 for the three months ended March 31, 1996 and 1997, respectively. The Company had an accumulated deficit of $25,567,163 at March 31, 1997. During the past five years, the Company has not generated sufficient revenue to permit it to operate on a profitable basis. The Company's ability to achieve profitable operations in the future will depend in large part upon obtaining regulatory approvals for certain of its products and successfully bringing its products to market. The likelihood of long-term success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered in the development and commercialization of new products and competitive factors in the marketplace, as well as the burdensome regulatory environment in which the Company operates. There can be no assurance that the Company will ever achieve significant revenues or profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements.

            2. Viability as Going Concern; Need for Additional Funding. The Company has suffered recurring losses from operations and shows a need for continued funding that raises substantial doubt about its ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to obtain outside financing through the issuance of either additional shares of its Common or Preferred Stock or debt securities and, ultimately, upon a movement to profitability through increased sales, continued engineering development and cost containment. Management believes that significant additional capital resources will be required to complete the FDA approval process seeking authorization for the use of the Company's HydroKinetic(TM) and laser-based technologies for hard tissue and dermatological applications and to fund the Company's working capital in the event the marketing of its new products does not generate sufficient profitability and cash flow by mid-1998. The Company's capital requirements depend on numerous factors, including the progress of its research and development programs, the progress of pre-clinical and clinical testing, the time and cost involved in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights and competing technological and market developments.

            Based on its current business plan, the Company believes that its working capital will remain adequate to meet its obligations through mid-1998, by which time it will need to obtain additional equity or debt financing. However, if the Company experiences unanticipated cash requirements during that time, the Company could require additional capital at an earlier date to fund its operations, continue its engineering and development programs and to pursue the FDA approval process. The Company may seek such additional funding through public or private financings or collaborative or other arrangements with third parties. There can be no assurance that additional funds will be available on acceptable terms, if at all. If additional funds are raised by issuing equity securities, further substantial dilution to existing stockholders may result. If adequate funds are not available, the Company's ability to meet its obligations would be greatly impaired, and the Company may be unable to continue operations. The Company's consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty about the Company's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements.

            3. Product Development. The development of new technology is a lengthy and capital intensive process and is subject to unforeseen risks, delays, problems, and costs. The Company's success will in part depend upon its ability to design, develop and introduce new products and enhancements on a timely basis to meet changing customer needs, technological developments and evolving industry standards. There can be no assurance that the Company will be able successfully to develop any additional products, including products currently under development, or enhance existing products. See "Business - The Millennium(TM) System" and "Business - Other Dental and Medical Products". Unanticipated technical or other problems may occur which could delay the Company's development programs. Failure to complete development of key products could result in the complete loss of the funds committed by the Company to such products, which could be substantial. In addition, products as complex as the Company's laser-based systems may contain latent defects which could from time to time become apparent during commercial use. Remedying such defects could require significant modifications at substantial costs to the Company.

            4. Uncertainty of Product and Market Acceptance. The Company commenced marketing of its new HydroKinetic(TM) tissue cutting system, the Millennium(TM) system, in Germany in the third quarter of 1996, and initial sales commenced in Germany during the second quarter of 1997. There can be no assurance that the Millennium(TM) system will receive market acceptance; in addition, there can be no assurance that there will be market acceptance of any of the Company's products that may be introduced in the future. Lasers have not been widely used in certain medical and dental applications, and their effective use requires training and experience. The acceptance of lasers may be adversely affected by their high cost, concerns by patients and practitioners about their safety and efficacy, and the substantial market acceptance and penetration of conventional dental and medical tools. Current economic pressure may make dental and medical practitioners reluctant to purchase substantial capital equipment or invest in new technology. The failure of dental and medical lasers to achieve broad market acceptance would have a material adverse effect on the Company's business, financial condition and results of operations.

            While the Company believes that its HydroKinetic(TM) technology should be effective in a broad range of medical and dental applications, this belief (except with respect to dental hard tissue and certain dermatological applications, for which clinical research has been and is being conducted) is based largely on preliminary in vitro and in vivo research and extrapolation of observations in such clinical research. No assurances can be given that the Company's HydroKinetic(TM) technology will prove to be applicable to, or will find market acceptance in, any medical or dental fields or that the Company will receive clearance from the FDA or other regulatory agencies to market the Millennium(TM) system or other products embodying its HydroKinetic(TM) technology for application in any such fields. See "Business - The Millennium(TM) System."

            5. International Sales. In the years ended December 31, 1994, 1995 and 1996, approximately 57%, 70% and 47%, respectively, of the Company's sales were export sales, of which approximately 85%, 72% and 80%, respectively, were sales to Europe. To the extent that international sales continue to make a substantial contribution to Company revenues, currency fluctuations could make products less competitive in foreign markets, contribute to fluctuations in the Company's operating results and, if the Company makes sales denominated in foreign currencies or maintains significant net assets or liabilities denominated in foreign currencies, expose the Company to currency exchange valuation risks. Political instability, longer receivable collection periods and difficulty in collecting accounts receivable also pose risks to international sales. Moreover, the laws of certain countries, or the enforcement thereof, may not protect the Company's products and intellectual property rights to the same extent as the laws of the United States. There can be no assurance that these factors will not have a material adverse effect on the Company's business and financial condition and results of operations. See Note 13 of Notes to Consolidated Financial Statements.

            6. Product Liability Risk; Limited Insurance Coverage. The manufacture and sale of the Company's laser-based systems entail significant risk of product liability claims in the event that the use of such systems is alleged to have resulted in adverse effects on a patient. Although the Company has taken and will continue to take what it believes are appropriate precautions, including maintaining general liability and commercial liability insurance policies which include coverage for product liability claims, there can be no assurance that the Company's insurance coverage limits are or will be adequate to protect the Company from any liabilities it might incur in connection with the sale of its products. In the future, product liability insurance or such increased coverage may not be available on acceptable terms or on any other basis. A product liability claim or series of claims successfully asserted against the Company in excess of its insurance coverage could have a material adverse effect on the Company's business and financial condition and results of operations. Additionally, it is possible that adverse product liability actions could negatively affect the Company's ability to obtain and maintain regulatory approval for its products, as well as damage the Company's reputation in any or all markets in which it participates.

            7. Competition; Possible Technological Obsolescence. Development by others of new or improved products, processes, or technologies may make the Company's products obsolete or less competitive. The ability of the Company to compete is dependent on the Company's ability regularly to enhance and improve its products and successfully develop and market new products. Many of the Company's competitors have greater financial, managerial, marketing, and technical resources than the Company. There can be no assurance that the Company will successfully differentiate itself from its competitors, that the market will consider the Company's products to be superior to its competitors' products, that the Company's competitors will not develop new or enhanced products that are more effective than the products which have been or may be developed by the Company, or that the Company will be able to adapt to evolving markets and technologies, develop new products, or achieve and, if achieved, maintain technological advantages.

            8. Patents and Proprietary Rights; Proprietary Technology. The Company relies, to a significant extent, on patents, trade secrets, and confidentiality agreements to protect its proprietary technology. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, may afford the Company, that such patents will not be circumvented or invalidated, or that the Company's products do not and will not infringe on patents or violate proprietary rights of others. If a patent infringement claim is asserted against the Company, or if the Company is required to enforce its rights under an issued patent, the cost of such actions may be very high, whether or not the Company is successful. While the Company is unable to predict what such costs would be if it is obligated to pursue patent litigation, its ability to fund its operations and to pursue its business goals may be adversely affected. See "Business - Patents and Proprietary Technology".

            9. Government Regulation. The Company's products are subject to significant government regulation in the United States and other countries. To test clinically, produce, and market products for human diagnostic and therapeutic use, the Company must comply with mandatory procedures and safety standards established by the FDA and comparable state and foreign regulatory agencies. Typically, such standards require that products be approved by the government agency as safe and effective for their intended use before being marketed for human applications. The approval process is expensive and time-consuming, and no assurance can be given that any agency will grant approval for the sale of the Company's products for various clinical applications, or that the length of time the approval process will require will not be extensive.

            The FDA also imposes requirements on manufacturers and sellers of products under its jurisdiction, such as labeling, manufacturing practices, record keeping, and reporting. The FDA also may impose post-marketing practices, including record keeping, reporting and other requirements. There can be no assurance that the appropriate approvals from the FDA will be granted, that the process to obtain such approvals will not be expensive or lengthy, or that the Company will have sufficient funds to pursue such approvals. The failure to receive requisite approvals for certain of the Company's products or processes, when and if developed, or significant delays in obtaining such approvals, could prevent the Company from commercializing its products as anticipated, and could have a material adverse effect on the business of the Company.

            The Company is also subject to regulation under the Radiation Control for Safety and Health Act administered by the Center for Devices and Radiological Health ("CDRH") of the FDA. This law requires laser manufacturers to file new product and annual reports, to maintain quality control, product testing, and sales records, to incorporate certain design and operating features in lasers sold to end-users, and to certify and label each laser sold to an end-user as belonging to one of four classes, based on the level of radiation from the laser that is accessible to users. Various warning labels must be affixed and certain protective devices installed, depending on the class of the product. The CDRH is empowered to seek fines and other remedies for violations of regulatory requirements.

            Various state dental boards are considering the adoption of restrictions on the use of lasers by dental hygienists. In addition, dental boards in a number of states are considering educational requirements regarding use of dental lasers. While the scope of these restrictions and educational requirements is not now known, they could have an adverse effect on sales of the Company's laser-based products.

            The FDA and other governmental agencies, both in the United States and in foreign countries, may adopt additional rules and regulations that may affect the Company's ability to develop and market its products. See "Business - Government Regulation".

            10. Dependence on Suppliers. The Company purchases most of the components included in its products from multiple suppliers; however, it does not maintain long-term supply contracts with any of these suppliers. In addition, the Company purchases the fiber optic delivery system used in its Millennium(TM) system from a single source. The disruption or termination of this source could have a material adverse effect on the Company's ability to manufacture its Millennium(TM) system and, consequently, on its business, financial condition and results of operations. See "Business - Manufacturing."

            11. Possible Volatility of Common Stock Price; Limited Public Market; Compliance With Nasdaq Listing Requirements. The Company's Common Stock has been listed on The Nasdaq SmallCap Market since November 12, 1992, and the Company has no present plans to apply to list the Common Stock on any other domestic securities exchange, although in April 1997, the Company's Common Stock was listed on the Berlin Stock Exchange. Trading in the Common Stock has generally been sporadic since its listing on The Nasdaq SmallCap Market, and there can be no assurance that an active trading market in the Common Stock will be established or maintained.

            The market prices for securities of emerging companies, including the Company, have historically been highly volatile. Significant volatility in the market price of shares of Common Stock may arise due to factors such as the Company's developing business, historic losses and relatively low price per share. In addition, future announcements concerning the Company or its competitors may have a significant impact on the market price of the Common Stock. Such announcements might include financial results, the results of testing, technological innovations, new commercial products, changes to government regulations, government decisions on commercialization of products, developments concerning proprietary rights, litigation or public concern as to safety of the Company's products. As long as there is only a limited public market for the Common Stock, the sale of a significant number of shares of Common Stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered, and the offering of a significant number of shares of Common Stock at one time could cause a severe decline in the price of the Common Stock.

            For continued inclusion on The Nasdaq SmallCap Market, an issuer must have total assets of at least $2,000,000 and shareholders' equity of at least $1,000,000. On November 6, 1996, The Nasdaq Stock Market, Inc. proposed changes to these maintenance requirements. The proposed criteria for continued inclusion would require an issuer to maintain (i) net tangible assets (total assets less the sum of total liabilities and goodwill) of $2,000,000, (ii) net income of $500,000 in two of the three most recent fiscal years, or (iii) market capitalization of at least $35,000,000, in addition to a minimum bid price of $1 per share, a market value of the market float of at least $1,000,000 (and a public float of at least 500,000 shares), at least two market makers and a minimum of 300 shareholders. At March 31, 1997, the Company had net tangible assets of $3,944,880 and a market capitalization in excess of $35,000,000; however, it did not meet the alternative net income criterion. If the proposed maintenance standards are implemented and the Company continues to suffer significant losses from operations (see " - History of Net Losses; Future Profitability Uncertain") without additional financing, it may not be able to meet the requirements for the continued listing of Common Stock on The Nasdaq SmallCap Market, in which case the Common Stock may be delisted from trading on The Nasdaq SmallCap Market.

            If the Common Stock were excluded from quotation and trading on The Nasdaq SmallCap Market, it would likely trade on the over-the-counter market, in what is commonly referred to as the "Electronic Bulletin Board" or "pink sheets". Should that occur, holders of Common Stock may find it more difficult to dispose of, or obtain accurate quotations for the market price of, Common Stock. In addition, if the Common Stock is not quoted on The Nasdaq SmallCap Market, it may be subject to a rule that imposes restrictive sales practice requirements on broker-dealers selling such securities to persons other than established customers and accredited investors. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to any purchase. Consequently, the rule may restrict the ability of broker-dealers to sell or limit the interest of broker-dealers in selling Common Stock and may adversely affect the ability of holders of Common Stock to sell shares. The exclusion of a security from continued quotation on The Nasdaq SmallCap Market may also cause a decline in share price, a diminution of news coverage of the Company, and greater difficulty in arranging future financing.

            12. Restructuring of Management. The Company's management was substantially restructured in 1995. As a result, the Company's current operating management has had only limited experience in the administration and management of the Company. Donald A. La Point, who is the President and Chief Executive Officer of the Company, was appointed to those positions in the first quarter of 1995.

            Current management has instituted a cost curtailment program that has reduced the number of Company employees to 25. If and when the scale of the Company's operations increases, the Company will be required to increase the number of employees, including the number of management personnel. No assurance can be given that the Company will be able to attract and retain additional personnel, and particularly management personnel, having the capabilities that the Company will seek.

            13. Reliance Upon Key Employees. The success of the Company is substantially dependent on the efforts of certain key personnel of the Company. The loss of such key personnel could adversely affect the Company's business and prospects. In such event, there can be no assurance that the Company would be able to employ qualified replacements on terms favorable to the Company. In seeking qualified personnel, the Company will be required to compete with companies having greater financial and other resources than the Company has. As some of its products are developed, the Company will have to attract additional marketing, manufacturing, technical, scientific and administrative personnel. Since the future success of the Company is, to a significant degree, dependent upon its ability to attract and retain qualified personnel, the Company's inability or failure to attract and retain such personnel could have a materially adverse impact on the business of the Company. See "Management".

            14. No Dividends on Common Stock. The Company has not paid any cash dividends on its Common Stock since its incorporation, and the Board of Directors does not anticipate declaring any cash dividends on Common Stock in the foreseeable future. The Company currently intends to utilize any earnings it may achieve for reinvestment in its business. Future dividend policy will also depend on the Company's earnings, capital requirements, financial condition, debt covenants, and other factors considered relevant by the Company's Board of Directors. It is unlikely that any dividends on Common Stock will be declared by the Company in the foreseeable future.

            15. Possible Issuance of Additional Shares. The Company is authorized to issue 50,000,000 shares of Common Stock, of which 13,425,450 shares are issued and outstanding as of July 7, 1997. As of that date, 1,974,820 shares of Common Stock have been reserved for future issuance upon exercise of outstanding options and warrants, and an additional 681,876 shares have been reserved for possible issuance pursuant to the Company's stock option and stock compensation plans. Further, the Company has authorized 1,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"), of which 100 shares have been designated as Series A Preferred Stock, one share of which is currently outstanding. The Company's Board of Directors has authority to issue Preferred Stock in one or more series and to fix the rights, privileges, restrictions and preferences thereof. Accordingly, the Company may issue one or more series of Preferred Stock in the future that will have preference over the Common Stock and the Series A Preferred Stock, with respect to the payment of dividends and upon its liquidation, dissolution, or winding up or have voting or conversion rights which could adversely effect the voting power and percentage ownership of the holders of the Common Stock and the Series A Preferred Stock. Although it has no present commitments to do so (except as noted above), the Company may issue additional shares of Common Stock, additional shares of Preferred Stock and other securities in the future. Any such issuances could reduce the proportionate ownership and voting rights of any shares sold in this Offering. See "Description of Securities".

            16. Impairment of Intangible Assets. During the fourth quarter of 1994, the Company recorded a charge of $959,000, representing a provision for the impairment of the carrying value of its patents due to uncertainty regarding the recoverability of such carrying value. The Company's 1994 evaluation included consideration of such factors as the Company's failure by the fourth quarter of 1994 to achieve sufficient sales to permit profitable operations, extinguishment of debt which had been issued to acquire certain patents, and the underutilization of issued patents in various jurisdictions. See Note 12 of Notes to Consolidated Financial Statements.

                                 USE OF PROCEEDS

            The Company will not receive any portion of the proceeds from the sale of Common Stock to be sold in this Offering. The Company may receive net proceeds of up to $2,493,185 from the exercise of the Warrants and the Options; management currently anticipates that any such proceeds will be utilized for working capital and for other general corporate purposes.

                           PRICE RANGE OF COMMON STOCK

            Since November 12, 1992, the Company's Common Stock has been authorized for inclusion on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"). The Company's Common Stock has been quoted daily on such system under the symbol "BLTI". The following table sets forth, for the periods indicated, the high and low sales prices for the Common Stock as reported by Nasdaq. The prices represent quotations between dealers, without adjustment for retail mark up, mark down or commission, and do not necessarily represent actual transactions. The following quotations should not be construed to imply that an established trading market for the Common Stock exists.


                                                High                    Low
                                                ----                    ---
            1997
            ----
            1st Quarter                         4 9/16                  3
            2nd Quarter                         6 1/4                   2 1/2
            3rd Quarter                         3 11/16                 3 1/2
             (through July 7,
             1997)

            1996
            ----
            1st Quarter                         3 7/8                   2 1/8
            2nd Quarter                         5 9/16                  3 1/8
            3rd Quarter                         4 5/8                   2 1/2
            4th Quarter                         4 3/4                   2 5/16

            1995
            ----
            1st Quarter                         2 1/8                     5/8
            2nd Quarter                         1 3/8                     1/2
            3rd Quarter                         4 3/8                     7/8
            4th Quarter                         4                       1 3/4


            On July 7, 1997, the last sale price of the Common Stock as reported on The Nasdaq SmallCap Market was $3 11/16 per share and the approximate number of record holders of the Company's Common Stock was 310.

                                 DIVIDEND POLICY

            The Company has not paid any cash dividends on its Common Stock since its incorporation and anticipates that, for the foreseeable future, earnings, if any, will be retained for use in its business.

                      SELECTED CONSOLIDATED FINANCIAL DATA

            The following selected consolidated financial data as of December 31, 1995 and 1996, and for each of the respective years then ended, are derived from the consolidated financial statements of the Company, which have been audited by Coopers & Lybrand L.L.P., independent auditors, and are included elsewhere in this Prospectus. The following selected consolidated financial data with respect to the Company's consolidated statement of operations for the year ended December 31, 1994 are derived from the consolidated statement of operations of the Company, which has been audited by KPMG Peat Marwick LLP, independent auditors, and is included elsewhere in this Prospectus. The following selected consolidated financial data with respect to the Company's consolidated balance sheets as of December 31, 1992, 1993 and 1994, and for each of the respective years ended December 31, 1992 and 1993, are derived from the Company's consolidated financial statements that were also audited by KMPG Peat Marwick LLP but are not included herein. The following selected consolidated financial data as of March 31, 1997 and for the three-month periods ended March 31, 1996 and 1997 are derived from unaudited consolidated financial statements that, in the opinion of the management of the Company, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial position as of such date and results of operations for these periods. Operating results for the three-month period ended March 31, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The data set forth below should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations".


                                                                                                 Three Months
                                                Year Ended December 31,                         Ended March 31,
                                   ----------------------------------------------------      --------------------
                                  1992(1)     1993(1)      1994        1995        1996        1996         1997
                                 --------     -------    --------    ---------   --------    --------    --------
                                                                                                  (unaudited)
                                                        (in thousands, except per share data)
Consolidated Statements of
Operations Data:

Sales                            $  5,536    $  2,416    $  1,136    $  1,152    $    692    $    144    $    134
Gross profit (loss)              $  1,922    $   (491)   $    (57)   $    311    $    133    $      8    $     22
Operating expenses               $  7,347    $  7,014    $  3,918    $  2,356    $  2,622    $    514    $    792
Loss from operations             $ (5,425)   $ (7,506)   $ (3,975)   $ (2,045)   $ (2,489)   $   (506)   $   (771)
Loss before extraordinary item   $ (5,471)   $ (7,549)   $ (3,472)   $ (2,024)   $ (2,463)   $   (497)   $   (768)
Net loss                         $ (5,471)   $ (7,549)   $ (3,050)   $ (2,024)   $ (2,463)   $   (497)   $   (768)

Loss per share:
Loss before extraordinary item   $  (1.52)   $  (1.57)   $  (0.45)   $  (0.21)   $  (0.21)   $  (0.04)   $  (0.06)
Extraordinary gain               $     --    $     --    $   0.05    $     --    $     --    $     --    $     --
Net loss                         $  (1.52)   $  (1.57)   $  (0.40)   $  (0.21)   $  (0.21)   $  (0.04)   $  (0.06)

Shares used in computation of
 net loss per share (2)             3,603       4,794       7,671       9,851      11,532      11,254      13,237



                                         December 31,                  March 31,
                           ------------------------------------------  ---------
                           1992(1)  1993(1)   1994     1995     1996      1997
                           ------   ------   ------   ------   ------   --------
                                                                       (unaudited)
                                                (in thousands)
Consolidated Balance Sheet Data:

Working capital            $1,230   $1,370   $1,170   $1,524   $3,670    $3,627
Total assets               $5,574   $4,894   $2,427   $2,512   $4,689    $4,788
Long-term liabilities      $  251   $  629   $   22   $   --   $   --    $   --
Stockholders' equity (3)   $2,760   $2,691   $1,684   $1,844   $3,914    $3,945



-------------

(1)         1992 and 1993 include the operations of Societe Endo Technic, S.A.
            which were divested in 1994. See Note 10 of Notes to Consolidated Financial Statements.

(2) The basis for determining the number of shares used in computing net loss per share is described in Note 1 of Notes to Consolidated Financial Statements.

(3)         The Company has never declared or paid dividends on its Common
            Stock.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

            Three Months Ended March 31, 1997 and 1996

            Sales decreased $10,000 for the first quarter of 1997 as compared to the same period of 1996. The Company's laser division had sales of $15,000 for the first quarter of 1997, a decrease of $26,000 from the $41,000 reported for the same period in 1996. The reduction is attributable principally to the Company's decision to cease marketing of its historic laser products in anticipation of launching its new HydroKinetic(TM) tissue cutting system, the Millennium(TM), within the German market, scheduled for the second quarter of 1997. (The preceding sentence constitutes a forward looking statement [hereinafter identified as "FLS"]. Each of the forward looking statements in this Prospectus is subject to various factors that could cause actual results to differ materially from the results anticipated in such forward looking statement, as more fully discussed in this section under "-Forward Looking Statements".) Domestically, the Company anticipates the introduction of its light-amplified toothbrush, the LaserBrush(TM), in the second half of 1997.
(FLS) The Company does not expect significant sales based upon its HydroKinetic(TM) technology in the domestic market unless and until it receives regulatory clearance to market its Millennium(TM) for certain hard-tissue applications within the dental field and other applications within the dermatological field. (FLS) Sales for the Company's endodontic division were $127,000 for the first quarter of 1997 compared to $106,000 for the same period in 1996, an increase of $21,000 due principally to increased marketing by the Company at trade shows and conferences during the first quarter of 1997 compared to the same period in 1996.

            Gross profit increased to $22,000 during the first quarter of 1997, up $14,000 from the $8,000 reported for the comparable period in 1996. As a result of a reduction in fixed manufacturing costs offset by reduced sales, the Company's laser division experienced comparable losses of approximately $48,000 at the gross profit line in the quarters ended March 31, 1997 and 1996. The Company's endodontic division reported a gross profit of $70,000 for the first quarter of 1997 compared to a gross profit of $54,000 for the comparable period in 1996, reflecting increased sales.

            Operating expenses increased $278,000, or 54%, to $792,000 during the first quarter of 1997 from the $514,000 reported during the first quarter of 1996. Sales and marketing expenses were $274,000 during the first quarter of 1997 compared to $180,000 reported for the same period in 1996, an increase of $94,000 due principally to greater participation by the Company at foreign dermatological and domestic dental trade shows. General and administrative expenses increased $84,000 from the $152,000 reported during the first quarter of 1996 to $236,000 for the same period in 1997. The increase was due principally to higher legal, patent and insurance expenses incurred in the first quarter of 1997 as compared to the first quarter of 1996. Engineering and development expenses were $277,000 for the first quarter of 1997, an increase of $96,000 from the $181,000 reported during the same period in 1996. The increase was due principally to 1997 costs related to the completion of engineering prototypes of Millennium(TM), design of a new delivery system handpiece for Millennium(TM), continued costs related to the refinement of LaserBrush(TM) and various on-going clinical studies.

            The net loss for the first quarter of 1997 increased $271,000, or 55%, from the $497,000 reported for the same period in 1996, due principally to the increase in operating expenses previously discussed. The loss per share increased from $0.04 per share reported during the first quarter of 1996 to $0.06 per share for the first quarter of 1997. The increase in loss per share is attributable primarily to an increase in net loss.

            Years Ended December 31, 1996 and 1995

            Sales for 1996 were $692,000, compared to $1,152,000 reported in 1995, a decrease of $460,000, or 40%. The Company's laser division reported sales of $290,000, a decrease of $447,000 from the $737,000 reported in 1995. The Company's endodontic division reported sales in 1996 comparable to those reported in 1995.

            The decrease in laser division sales principally reflects reduced laser unit shipments to Germany, the primary user market for the Company's laser-based systems, attributable to a pending product introduction and the Company's establishing new distribution arrangements for the German market. These arrangements were partially motivated by a desire to obtain a more experienced German distributor in anticipation of the introduction of the Company's new HydroKinetic(TM) tissue cutting system, the Millennium(TM) system, which addresses a broader market than the Company's previous laser-based systems. (FLS) The Company shipped its first production unit of Millennium(TM) to Germany for clinical evaluation and demonstration purposes during the third quarter of 1996. Following such evaluation and demonstration, the Company executed a distribution agreement with a major German dental equipment distributor for distribution of the Millennium(TM). Minimum purchase commitments under the agreement are $12,000,000 over a three-year period with shipments under the agreement expected to commence in the second quarter of 1997. (FLS) Domestically, the Company does not anticipate a significant increase in sales for its laser division unless and until it receives regulatory clearance to market its laser-based systems for certain hard-tissue applications within the dental field and other applications within the dermatological field. (FLS) The Company has commenced clinical trials of its Millennium(TM) system to obtain clinical data for a hard-tissue application to the Food and Drug Administration ("FDA"). The Company plans to apply for FDA approvals relating to dermatology and cosmetic surgery utilizing its HydroKinetic(TM) technology as well. (FLS)

            Gross profits were $133,000, or 19% of sales for 1996, compared to $311,000, or 27% of sales, for 1995. The Company's laser division reported a gross loss of $89,000 on sales of $290,000 for 1996 compared to a gross profit of $84,000 on sales of $737,000 reported in 1995. The movement from a gross profit to a gross loss position for the laser division was due principally to the reduction in sales for 1996. While product contribution margins in 1996 for the laser division were similar to those in 1995, the disproportionate reduction in gross profit compared to sales was due principally to the lower absorption during 1996 of fixed overhead costs as a result of the lower sales volume. The Company's endodontic division reported gross profits in 1996 comparable to those reported in 1995 on similar sales for both years.

            Operating expenses increased $266,000, or 11%, to $2,622,000 in 1996, from the $2,356,000 reported in 1995. Sales and marketing expenses in 1996 were comparable to 1995 while general and administrative expenses increased $140,000, or 17%, to $941,000 in 1996, compared to $801,000 reported in 1995.
The Company anticipates increased sales and marketing expenses during 1997 in support of the planned launching of its Millennium(TM) system and LaserBrush(TM). (FLS) The increase in general and administrative expenses is due principally to promotional expenses incurred in communicating the Company's technology to the investment, medical, dental and scientific communities and legal costs related to contract and patent counsel, partially offset by reductions in the Company's general insurance premiums. Engineering and development expenses were $984,000 in 1996, an increase of $57,000, or 6%, from the $927,000 reported in 1995. The increase was due principally to costs related to engineering design and clinical studies of its Millennium(TM) system. The Company is presently in the final phase of its engineering design of its LaserBrush(TM) toothbrush and anticipates the launching of its toothbrush in the second half of 1997. (FLS) Accordingly, increased engineering and development costs are anticipated during 1997 in support of the design and launching of the LaserBrush(TM) toothbrush and other product related research. (FLS) Litigation and settlement costs increased $43,000 during 1996 to $77,000, from $34,000 reported in 1995 due principally to the Company's decision to settle a claim that was filed in 1995.

            The Company's net loss for 1996 increased by $439,000, or 22%, from a net loss of $2,024,000 in 1995, to a net loss of $2,463,000 in 1996. The loss per share remained the same at $0.21 per share for 1996 as in 1995 due to the increase in weighted average shares outstanding; 11,532,000 in 1996 compared to 9,851,000 in 1995.

            Years Ended December 31, 1995 and 1994

            Sales for 1995 of $1,152,000 remained at similar levels to those reported for 1994 of $1,136,000. Laser division sales for 1995 were $737,000 compared to $810,000 reported in 1994, a decrease of $73,000, or 9%, while sales for the endodontic division increased by $89,000, or 27%, from $326,000 in 1994 to $415,000 in 1995. The decrease in sales of the laser division was due to continued confusion present in both the international and domestic laser markets with respect to technologies, particularly the inability of dental practitioners to determine which wavelength technology will be best suited for their respective practices. The increase in endodontic product sales was due to the Company's focused marketing campaign for 1995, which included advertisements in specific professional and trade journals, geographic mailing campaigns and an increased presence at professional trade shows.

            The Company's policy regarding commonly shared expenses is to allocate a pool of such expenses, inclusive of depreciation and amortization, among cost of sales, selling and marketing expenses, general and administrative expenses, and engineering and development expenses. During the fourth quarter of 1994, the Company recorded a charge of $959,000, representing a provision for the impairment of the carrying value of its patents due to uncertainty regarding the recoverability of such carrying value. One effect of this charge was to decrease the amount of depreciation and amortization expense included within the pool of shared expenses in periods subsequent to the charge. See Note 12 of Notes to Consolidated Financial Statements.

            Cost of sales as a percentage of sales for 1995 dropped to 73% from 105% in 1994. The improvement in the cost of sales percentage was due primarily to the reduction in manufacturing overhead during 1995 attributable to a reduction in inventory levels during 1995. The allocation of depreciation and amortization expense to cost of sales was $125,000 less in 1995 than in 1994, attributable primarily to the 1994 recognition of patent impairment.

            Sales and marketing expenses increased by $107,000, or 22%, from $488,000 in 1994 to $595,000 in 1995. The increase was a result of the Company's efforts to achieve greater name recognition through increased advertising in professional and trade journals, utilization of direct mailers and increased participation at trade shows and professional organization conventions. This increase was partially offset by a reduction of $37,000 in allocated depreciation and amortization costs in 1995 as compared to 1994, attributable primarily to the 1994 recognition of patent impairment.

            General and administrative expenses in 1995 were $801,000 compared to $1,008,000 in 1994, a decrease of $207,000, or 21%. The decrease was due principally to reductions in operations resulting in reduced costs related to personnel and professional services and a decrease of $50,000 in allocated depreciation and amortization costs in 1995 as compared to 1994, attributable primarily to the 1994 recognition of patent impairment. These decreases were partially offset by an $82,000 increase to general insurance costs experienced in 1995 and a $26,000 reduction in bad debt recoveries in 1995.

            Engineering and development expenses decreased $424,000, or 31%, from $1,351,000 in 1994 to $927,000 in 1995. The decrease was due principally to reductions in material utilization for engineering projects in 1995 and 1995 personnel reductions. Also contributing to the decrease was a reduction of $37,000 in allocated depreciation and amortization costs in 1995 as compared to 1994, attributable primarily to the 1994 recognition of patent impairment.

            Litigation and settlement costs for 1995 decreased $78,000, or 70%, from $112,000 in 1994 to $34,000 in 1995. The reduction was due principally to a reduction in the number of minor law suits combined with the Company's decision to administer more suits internally rather than engaging outside attorneys. See
Note 7 of Notes to Consolidated Financial Statements.

            The Company's loss from operations for 1995 decreased $1,930,000, or 49%, from a $3,975,000 loss in 1994 to a $2,045,000 loss in 1995, due principally to factors previously mentioned in this section combined with continued efforts by the Company to reduce its product costs and increase its operating efficiencies.

            Other income in 1995 was $21,000 compared to $503,000 in 1994, a decrease of $482,000, or 96%. The decrease was due principally to a 1994 gain on the dissolution of the Company's foreign subsidiary. See Note 10 of Notes to Consolidated Financial Statements. This decrease was offset to some extent by a $23,000 increase in net interest income in 1995.

            The Company recognized an extraordinary gain of $421,000 in 1994 related to an early extinguishment of debt that was not available in 1995. See
Note 5 of Notes to Consolidated Financial Statements.

            The Company's net loss for 1995 decreased by $1,026,000, or 34%, from a net loss of $3,050,000, or $0.40 per share in 1994, to a net loss of $2,024,000, or $0.21 per share in 1995. The loss per share decreased by $0.19 in 1995 when compared to 1994, of which, $0.13 per share related to the decrease in net loss and $0.06 per share related to the change in weighted average shares outstanding: 9,851,000 in 1995 as compared to 7,671,000 in 1994.

FINANCIAL CONDITION

            The Company's working capital needs have been financed by the issuance of various equity securities through several private placement offerings over the past three years, which generated net proceeds of $4,400,000, $1,293,000 and $2,054,000 during the fiscal years ended December 31, 1996, 1995 and 1994, respectively, and $720,000 for the three-month period ended March 31, 1997.

            The Company's liquidity at March 31, 1997 was comparable to that of December 31, 1996. Cash and cash equivalents increased $112,000 due to cash proceeds received from the issuance of the Company's Common Stock through a private placement and the exercise of employee stock options, aggregating $799,000 and the liquidation of $250,000 in marketable securities, largely offset by cash used by operations of $837,000 and expenditures related to capital equipment and patent and trademark applications, aggregating $100,000. Working capital declined $43,000 to $3,627,000 at March 31, 1997, compared to the $3,670,000 reported at December 31, 1996. Cash used by operations increased $353,000 from the $484,000 reported during the first quarter of 1996 to $837,000 for the first quarter of 1997. This increase was due principally to the increased net loss experienced in the first quarter of 1997 and a rise in inventory partially offset by an increase in accounts payable associated with the ramp-up of manufacturing the Millennium(TM).

            The Company expects to record revenue from its first shipments of Millennium(TM) during the second quarter of 1997. These revenues are expected to be reflected as an account receivable in the Company's consolidated condensed balance sheet at June 30, 1997, with collection of such account receivable anticipated during the third quarter of 1997. (FLS) The Company's inventory and accounts payable levels should increase during the second quarter of 1997 to reflect an anticipated increase in Millennium(TM) production and inventory build-up in anticipation of commencement of LaserBrush(TM) production. (FLS) Working capital at December 31, 1996 was $3,670,000, compared to $1,524,000 at December 31, 1995, reflecting the relatively greater proceeds from the sale of equity securities in 1996 than in 1995. The Company's current ratio improved to
5.7 to 1 at December 31, 1996, compared to 3.3 to 1 at December 31, 1995.

            Cash and cash equivalents at December 31, 1996 were $349,000, compared to $1,566,000 at the end of the preceding year, a decrease of $1,217,000 which was due principally to the 1996 investment of proceeds from the sale of equity securities in United States Treasury Notes, $3,500,000 of which is shown as marketable securities in the Company's balance sheet at December 31, 1996. Cash used by operating activities was $2,151,000 in 1996, compared to $1,673,000 in 1995. The increase in cash used by operating activities is due principally to the reduction in revenue combined with increases in operating expenses experienced in 1996. Net cash used by investing activities increased $3,519,000 to $3,576,000 in 1996, from $57,000 reported in 1995. The increase was due principally to a $4,000,000 purchase of United States Treasury Notes reduced by the liquidation of $500,000 of such notes during 1996. Net cash provided by financing activities increased $2,378,000 to $4,511,000 in 1996, from $2,133,000 in 1995. This increase was due principally to the increase in proceeds from issuance of equity securities.

            Current assets increased $2,254,000, or 103%, from December 31, 1995 to December 31, 1996. The increase is due principally to the $3,500,000 balance of United States Treasury Notes held by the Company combined with an $81,000 increase in accounts receivable. The increase was offset by a $1,217,000 reduction in cash and cash equivalents resulting primarily from the purchase of marketable securities and a $97,000 reduction in prepaid expenses and other current assets, principally arising from the release of cash restricted in 1995 to collateralize a letter of credit for endodontic product purchases.

            Current liabilities at December 31, 1996 increased $108,000, or 16%, from the 1995 year end due principally to a $147,000 increase in accrued costs and expenses, attributable primarily to 1996 financing expenses, and a $68,000 increase in accounts payable, reflecting increases in 1996 fourth quarter inventory purchases, partially offset by an $85,000 reduction in other current liabilities, reflecting lower 1996 deposits on sales orders and contingent loss reserves.

            Property, plant and equipment decreased $95,000 at December 31, 1996, as compared to the preceding year end reflecting continuing depreciation and amortization of $150,000, partially offset by capital expenditures aggregating $55,000. Patents and licenses increased $21,000 at December 31, 1996 from the preceding year end due to capitalized costs related to various patent applications.

            Stockholders' equity at December 31, 1996 was $3,914,000 compared to $1,844,000 at the prior year-end. In October, 1996, the Company completed a private placement of 100 shares of its Series A Preferred Stock, receiving net proceeds of $4,400,000. 99 shares of the Series A Preferred Stock were subsequently converted into an aggregate 1,800,018 shares of the Company's Common Stock. During 1996, 88,766 stock options were exercised resulting in net proceeds of $133,000.

LIQUIDITY AND CAPITAL RESOURCES

            The Company remains dependent upon its ability to obtain outside financing either through the issuance of additional shares of its Common or Preferred Stock or through borrowings until it achieves sustained profitability through increased sales, product improvement through engineering, and cost containment. (FLS) The Company's focus has been realigned to emphasize the marketing of its HydroKinetic(TM) system, Millennium(TM), and LaserBrush(TM) and the continued development of biomaterial products and cost-effective laser-based technologies for medical and dental surgical applications.

            Based on the Company's current business plan, working capital should be sufficient to enable the Company to meet its obligations through mid-1998, at which point the Company would be dependent upon either the successful marketing of its Millennium(TM) and its soon-to-be-released LaserBrush(TM) or additional financing. (FLS) There are no assurances that the Company will be successful in either marketing its new products or obtaining financing required to sustain its operations. (FLS) If unsuccessful, the Company's ability to meet its obligations and to continue operations could be impaired. (FLS) The consolidated financial statements do not give effect to any adjustments that might be necessary if the Company were unable to meet its obligations or continue operations. (FLS)

            Financing the development of laser-based medical and dental devices and instruments and the operations of the Company has been achieved principally through private placements of Common Stock and Series A Preferred Stock and exercises of stock options and warrants. During the three years ended December 31, 1996, the Company raised approximately $7,747,000 of equity funds. The Company obtained additional equity funding through the issuance of 200,000 shares of its Common Stock in a private placement resulting in net proceeds of approximately $720,000 during the three-month period ending March 31, 1997. Management believes that significant additional resources will be required to complete the process designed to lead to FDA clearance to market the Company's laser-based technologies for hard tissue and dermatological applications in the United States and to fund the Company's working capital needs by mid-1998. (FLS) The Company expects to generate the necessary resources through the revenue generated by its new products, the issuance of equity securities in either public offerings or private placements, or debt financing. (FLS) No assurance can be given, however, that the Company will be able to obtain such resources.

            The Company is presently analyzing various computer software and hardware to meet its operational needs and anticipates capital expenditures to increase significantly during the third quarter of 1997 in connection with the acquisition of such software and hardware. (FLS) Presently, no other significant capital expenditure projects are imminent.

            In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which sets forth accounting and disclosure requirements for stock-based compensation arrangements. SFAS No. 123 encourages, but does not require, companies to measure stock-based compensation cost using a fair-value method, rather than the intrinsic-value method prescribed by Accounting Principles Board Opinion No. 25. The Company has adopted the disclosure-only provisions of SFAS No. 123. See Note 9 of Notes to Consolidated Financial Statements for information regarding the Company's stock-based compensation plans. In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share". SFAS No. 128 specifies the computation of earnings per share, and requires companies to adopt its provisions for fiscal years beginning after December 15, 1997 and to restate all prior periods back to January 1, 1997. The implementation of SFAS No. 128 is not expected to have a material effect on the earnings per share data presented by the Company. See Note 1 of Notes to Consolidated Financial Statements.

            The Company does not currently hold any market risk sensitive instruments for trading or other purposes.

IMPACT OF CHANGING PRICES ON SALES AND INCOME

            The Company attempts to minimize the impact of inflation on production and operating costs through cost control programs and productivity improvements. Over the past three years, the inflation rate has been relatively low. Nonetheless, the Company has continued to face increases in the cost of labor and some materials, despite pressure for price reductions from many customers. Due to intense competition, the Company in 1996 generally was not able to raise prices to its customers to pass along the cost increases experienced. The Company, however, shall continue to pursue price reductions from its material vendors in an attempt to improve its margins. (FLS)

FORWARD LOOKING STATEMENTS

            The forward looking statements contained in this Prospectus are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Included among the important risks, uncertainties and other factors are those hereinafter discussed.

            Few of the forward looking statements in this Prospectus deal with matters that are within the unilateral control of the Company. There is substantial government regulation of the manufacture and sale of medical products, including many of the Company's products, by governmental agencies in both the United States and foreign countries. These governmental agencies often have considerable discretion in determining whether and when to approve the marketing of the Company's products that have not yet received such approval.

            The availability of equity and debt financing to the Company is affected by, among other things, domestic and world economic conditions and the competition for funds. Rising interest rates might affect the feasibility of debt financing that is offered. Potential investors and lenders will be influenced by their evaluations of the Company and its products and comparisons with alternative investment opportunities.

         The Company's products do not provide the exclusive means for accomplishing an objective, and customers may choose alternative means. Many of the Company's competitors have much greater financial resources and technical capabilities than does the Company, which may enable such competitors to design and produce superior products or to market their products in a manner that achieves commercial success even in the face of technical superiority on the part of the Company's products.

            The Company's patents may not offer effective protection against competitors. Competitors may be able to design around the Company's patents or employ technologies not covered by such patents. In addition, the Company's patents may be challenged, and even if such patents are upheld, the diversion of financial and human resources associated with patent litigation could adversely affect the Company. The Company may be found to be violating the patents of others and forced to obtain a license under such patents or modify the design of its products.

            Rapid technological developments are expected to continue in the industries in which the Company competes. The Company may not be able to develop, manufacture and market products which meet changing user requirements or which successfully anticipate or respond to technological changes on a cost-effective and timely manner.

            While the Company believes that its HydroKinetic(TM) technology should be effective in a broad range of medical and dental applications, this belief (except with respect to dental hard tissue and certain dermatological applications, for which clinical research has been and is being conducted) is based largely on preliminary in vitro and in vivo research and extrapolation of observations in such clinical research. No assurances can be given that the Company's HydroKinetic(TM) technology will prove to be applicable to, or will find market acceptance in, any medical or dental fields or that the Company will receive clearance from the FDA or other regulatory agencies to market the Millennium(TM) system or other products embodying its HydroKinetic(TM) technology for application in any such fields. See "Business - The Millennium(TM) System."

                                    BUSINESS


INTRODUCTION

            The Company designs, develops, manufactures and markets laser-based systems for use in dental and medical applications. The current generation of the Company's laser-based systems incorporates its proprietary HydroKinetic(TM) technology into its surgical tissue cutting system, Millennium(TM), which utilizes electromagnetic energy laser pulses to rapidly energize and transform atomized water droplets into smaller, high-speed mechanical cutting water particles. The Millennium(TM) system is not currently marketed in the United States, pending FDA clearance, but is being distributed in Germany for dental and oral surgical applications. The Company supports its earlier generations of laser-based systems with replacement parts and service. The Company also has (i) an automated system used in endodontic procedures for locating and shaping root canals, known as the Canal Finder System(TM), which the Company markets along with a full range of other proprietary and non-proprietary endodontic products, and (ii) an air-water spray laser accessory, LaserSpray(TM), designed to cool the tissue receiving laser energy and the surrounding tissue, that is incorporated into the Company's laser-based systems and can be employed with fiber-coupled laser systems manufactured by others. The Company is also developing LaserBrush(TM), a toothbrush that utilizes a light source to activate whitening and anti-bacterial agents in special toothpaste compounds also being developed by the Company; a fluid conditioning system known as FlavorFlow(TM), that sanitizes, flavors and administers fluids and enhances the scent of air present during dental and medical procedures; and a line of biomaterials for dental and medical applications.

            The Company's predecessor, Societe Endo Technic, S.A. ("SET"), was formed in Marseilles, France in 1984. Three years later, the Company acquired 77% of the outstanding shares of SET. Subsequently, various patents and other intellectual property utilized by SET were transferred to the Company. SET was dissolved in 1994. See Note 10 of Notes to Consolidated Financial Statements.

GENERAL

            Until 1991, the Company's principal products were the Canal Finder System(TM), an automated endodontic (root canal) handpiece, and other endodontic products. In August 1991, the Company completed development of the Laser-35(TM), a 25-Watt, Nd:YAG (neodymium: yttrium aluminum garnet) dental laser-based system, and in February 1992, commenced the first deliveries of the Laser-35(TM) manufactured by the Company. In the first quarter of 1993, the Company completed development of a second generation of Nd:YAG dental laser-based systems, the Nylad(TM) series with 6, 12 and 20-Watt systems, and commenced shipments in June 1993. In 1993, the Company commenced development of Elmer(TM), a 6-Watt, Er,Cr:YSGG (erbium, chromium: yttrium scandium gallium garnet) specialized laser which incorporated proprietary technology that served as the forerunner for the Company's new HydroKinetic(TM) tissue cutting system, the Millennium(TM) system. In 1995, the Company commenced design of its Millennium(TM) system, which incorporates its patent-pending HydroKinetic(TM) technology. This technology employs electromagnetic energy laser pulses to rapidly energize and transform small atomized water droplets into smaller, high-speed mechanical cutting particles of water. The design of the

Millennium(TM) system for dental and oral surgical applications was completed in late 1996, at which point the Company commenced marketing efforts in Germany.

            In 1995, the Company completed development of LaserSpray(TM), an air-water spray accessory using its proprietary Target Tissue Cooling System(TM) ("TTCS(TM)") technology and thereafter incorporated into all of the Company's laser-based systems. LaserSpray(TM), which is designed to cool the tissue receiving laser energy and adjacent tissue, can also be employed in conjunction with fiber-coupled laser systems not manufactured by the Company. In 1996, the Company commenced the development of a toothbrush for the consumer market, called the LaserBrush(TM), that utilizes a light source to activate whitening and anti-bacterial agents in special toothpaste compounds developed by the Company, which it anticipates introducing during the second half of 1997. (FLS) More recently, the Company commenced development of FlavorFlow(TM), a system which sanitizes and alters the flavor and scent of fluids administered during medical, dental and oral surgical treatments.

            The Company is also developing a group of biomaterials under the trade names PerioFil(TM), PerioSeal(TM), LaserBond(TM) and EndoPlas(TM) for use in periodontics, endodontics, general dentistry, orthopedics and other medical applications; commercialization of these biomaterials depends on completion of development and regulatory approval.

LASER BACKGROUND

            The term "laser" is an acronym for Light Amplification by Stimulated Emission of Radiation. A laser is an apparatus that stimulates the atoms in a core material (such as a gas or crystal) to emit packets of light and then amplifies and focuses the light in a single beam. Laser light, which consists of a single wavelength of light, differs from light emitted from an ordinary light bulb primarily through greater concentration and intensity. Lasers are typically classified by the element or compound that emits light when energized, such as carbon dioxide (CO2), Nd:YAG, argon, ruby and erbium.

            Lasers were first developed for research, industrial and military uses and, more recently, have been adapted for many medical and dental applications. The benefits of lasers in medical and dental applications are generally believed to include reduced pain, minimized infection, promotion of rapid healing, reduced bleeding, reduced scarring, increased precision and time-effective procedures. Lasers are currently used in a wide variety of medical fields including dermatology, plastic surgery, ophthalmology, otolaryngology (ear, nose and throat ("ENT")), gynecology, urology, cardiology, gastroenterology and general surgery.

            Medical and dental laser-based systems, including the Company's Millennium(TM) system, are highly specialized tools specifically designed for a particular application or set of applications. The most important factors in developing a laser-based system for a specific application are the wavelength of the laser, its pulse length, energy per pulse, the method of delivery of the laser energy to the tissue, and the method, if any, of cooling the tissue.

            A matter that has required attention in the development of lasers for medical and dental applications is the temperature sensitivity of soft tissue, bone, tooth enamel and dentin. Temperature increases in excess of five degrees centigrade can cause irreversible deterioration in vital tissue. The Company's patented TTCS(TM), incorporated into its laser-based systems, is intended to enable the user to apply focused energy levels on hard tissue (i.e. bone, enamel, dentin), and avoid damage to the tissue being lased and the surrounding tissue by cooling with an air-water spray the tissue receiving the energy and the contiguous region. TTCS(TM) can also be available as an accessory to be installed on lasers manufactured by other companies.

THE MILLENNIUM(TM) SYSTEM

            The Company has recently developed its Millennium(TM) system which involves a new use of laser-based technology, addressing these critical factors, for a variety of dental and medical applications. HydroKinetic(TM) technology combines the Company's TTCS(TM) with its erbium laser-based system to generate electromagnetic energy pulses that rapidly energize and transform atomized water droplets into smaller high-speed mechanical cutting water particles capable of precisely removing hard tissue, such as tooth, bone and cartilage, and soft tissue.

            The current Millennium(TM) system (19"H x 24"W x 18"D) consists of a flexible fiber-optic delivery system and mobile floor HydroKinetic(TM) tissue cutting system for dental and oral surgical applications. This system contains an erbium laser, power supply, internal cooling system, control panel and HydroKinetic(TM) tissue cutting system modules. The Millennium(TM) system uses electromagnetic energy pulses from the erbium laser to rapidly energize and transform atomized water droplets, a safe, biocompatible cutting agent, into smaller, high-speed mechanical cutting water particles. Through this unique process of HydroKinetic(TM) tissue cutting, the Millennium(TM) system is capable of cutting both hard and soft human tissue. To give medical practitioners more flexibility, Millennium(TM) systems may also be used without water for standard laser-based applications such as dermatology, opthalmology and otolaryngology
(ENT). BioLase commenced marketing the Millennium(TM) system to Germany in the second half of 1996, and initial shipments to Germany under a three-year purchase commitment commenced during the second quarter of 1997.

            The Company believes that its Millennium(TM) system, utilizing its patent-pending HydroKinetic(TM) technology, has a broader range of applications than conventional laser systems. While the Company currently is marketing the Millennium(TM) system only for dental and oral surgical applications in Germany, other medical disciplines presently being explored for utilization of this proprietary technology include dermatology, plastic/cosmetic surgery, orthopedic surgery, otolaryngology (ENT) and ophthalmology. (FLS) Any marketing of the Millennium(TM) system in the United States for use in dental, dermatological, plastic or cosmetic surgical, oral maxillofacial, orthopedic, otolaryngological
(ENT), ophthalmological or other medical applications would require regulatory clearance for each protocol. The Company may be required to engage in further development of the Millennium(TM) system or to complete clinical studies successfully in order to pursue regulatory clearance for the use of the Millennium(TM) system in various protocols. (FLS) No assurances can be given that any such regulatory clearances will be granted. See " - Government Regulation". Use of the Millennium(TM) system for non-dental applications may require certain modifications in the current hardware and software configurations of the Millennium(TM) system.

            The Company has recently received certification of its compliance with the Medical Device Directive, evidenced by the "CE" mark, established within the European Community. See " - Government Regulation".

            While the Company believes that its HydroKinetic(TM) technology should be effective in a broad range of medical and dental applications, this belief (except with respect to dental hard tissue and certain dermatological applications, for which clinical research has been and is being conducted) is based largely on preliminary in vitro and in vivo research and extrapolation of observations in such clinical research. No assurances can be given that the Company's HydroKinetic(TM) technology will prove to be applicable to, or will find market acceptance in, any medical or dental fields or that the Company will receive clearance from the FDA or other regulatory agencies to market the Millennium(TM) system or other products embodying its HydroKinetic(TM) technology for application in any such fields.

      Applications and Potential Applications of the Millennium(TM) System.

            Dentistry. The Millennium(TM) system currently being marketed by the Company in Germany is configured for dental and oral surgical applications. There are approximately 150,000 dentists in active practice in the United States and an additional 400,000 dentists in other countries where the Company intends to market its products. Industry analysts believe that, as the U.S. population grows and ages and more natural teeth are retained, the demand for dental services will increase along with the demand for newer and improved technology. The Company believes that the Millennium(TM) system is well suited for a variety of dental and oral surgical applications such as cavity preparation and restoration, implant preparation, aesthetic dentistry, periodontics (treatment of gum disease) and prosthodontics (replacement of teeth); however, this device has not yet been cleared for marketing for hard or soft tissue dental or medical applications in the United States. See "- Government Regulation".

                  Plaque and Periodontal Disease. Plaque is a sticky, colorless film of bacteria that forms on teeth. If not removed regularly, it can cause cavities or gum (periodontal) disease. Most adults have periodontal disease, which can exist without symptoms for years. When plaque is allowed to build up in the crevice between tooth and gum, it eventually separates the gum from the tooth root. As the gum pulls away, the bone underneath deteriorates. The resulting periodontitis causes tooth loss in 70% of all adults, according to the American Academy of Periodontology.

                  When plaque hardens, it becomes tartar, a rough, porous material that can be removed only by professional cleaning. Although tartar itself is not believed to cause periodontal disease, the presence of tartar makes plaque harder to remove. The Millennium(TM) system can be utilized for the removal of plaque and tartar as well as the treatment of infected tissue associated with periodontal disease.

                  Cavity Preparation/Aesthetic Dentistry. Aesthetic considerations are gaining increased importance in dentistry, as patients seek natural looking dental restorations. Due to these aesthetic concerns, natural colored composites are replacing amalgam (gold and silver) fillings in the restoration of cavities.

                  When working with composites in cavity restorations, dentists must preserve the tooth structure and veneer (the thin ceramic covering the front surface) to enhance bonding of the composite and minimize stress upon the reconstructed tooth. Penetration of the bonding materials into the tooth structure and thus the strength of the adhesive bond between the tooth and the composite material depend upon cavity preparation procedures that minimize cracks, fuses and fractures of the enamel rods and dentin tubules. In addition, decay must be removed, and the interior of the cavity preparation must be clean and free of debris such as that left by conventional dental drills. The Company believes that its Millennium(TM) system can cut precisely and cleanly with minimal disruption to tooth structure, thus providing improved preparation for restorations with enhanced adhesive and aesthetic qualities.

                 Osseous (Bone) Implant Surgery. Bone implants are used for bone stabilization, to add strength to existing bone and to serve as the infrastructure for reconstructive dental procedures. For such procedures, it is important that the bone cutting for the implant placement be clean and that the practitioner not damage the bone itself during cutting by the generation of excessive heat. Thermal damage, such as that caused by conventional dental drills, can impede or destroy the fusion of the bone to the implant. The Company believes that the Millennium(TM) system, through its Hydro Kinetic(TM) technology, can effectively cut bone cleanly and without thermal damage. (FLS)

                 Prosthodontics. The replacement of missing teeth and the significant restoration of decayed or damaged teeth have evolved as dental specialties as a result of the development of stronger ceramic, porcelain and composite materials. The onlay and inlay require not only precise cavity preparation, but also strong adhesion of the bonding which is necessary for enhancement of retention. The Company believes that the Millennium(TM) system can effectively minimize cracking, melting and fracturing of the enamel or dentin structure during cavity preparation and promote a stronger bond or adhesion, thereby facilitating a more durable and aesthetic restoration. (FLS)

                 The Company also believes the Millennium(TM) system has the ability to precisely cut the appropriate shoulder preparation to be used to retain removable or partial dentures and distribute stress force along the anchor tooth. (FLS) The Company believes that because the Millennium(TM) system minimizes vibration, use of the system can provide increased patient comfort and conserve tooth structure. (FLS)

                 The osseous (bone) implant placement process usually requires procedures uncovering the soft tissue and shaping around the neck of the tooth. The Company believes that the Millennium(TM) system can be used effectively for these procedures, as a result of its ability to cut oral soft tissue cleanly, precisely and without induced bleeding. (FLS)

                 The Millennium(TM) system can also be utilized in the preparation of crowns to shape shoulders and margins, facilitating improved impressions and enabling secure and closed margins for longer life of the crown. The Company believes that benefits associated with this potential use of the Millennium(TM) system include reduction of the vibration, high-pitched noise and microfracturing of teeth associated with the conventional dental drill. (FLS) The soft tissue that surrounds the crown preparation area usually requires shaping or lengthening prior to taking an impression. The Company believes that use of the Millennium(TM) system to remove or reshape the tissue, will lead to reduced bleeding and increased patient comfort.

        Dermatology and Plastic/Cosmetic Surgery. An estimated 400,000 worldwide laser-based skin resurfacing procedures will be performed this year. Laser skin resurfacing, which has been evolving as a surgical technique since it was first introduced in 1993, involves using a high-energy laser beam to remove dermal layers. This surgical process normally leaves a swollen, red wound which must heal over a period of weeks or months. If successful, this procedure reduces wrinkles and produces some tightening of the skin. Most of these surgeries are performed by dermatologists, plastic surgeons, oculoplastic surgeons, and various other sub-specialists using short-pulsed carbon-dioxide lasers. Currently, there is a worldwide installed base of approximately 4,000 lasers for this application alone. This installed base is expected to grow to 10,000 units by the year 2000.

            The Company's Millennium(TM) system is being clinically tested for removal of wrinkles, scars and warts and skin resurfacing and appears to be as effective as current laser technology offered by other manufacturers. (FLS) The Company believes that the Millennium(TM) system may also offer some clinical advantages in terms of non-thermal, controlled removal of dermal soft tissue.
(FLS) In particular, a practitioner will have the ability to use HydroKinetic(TM) technology for certain cosmetic surgery procedures (e.g., bone, cartilage, and skin reshaping) or to reduce the amount of air and water used during an application, thereby allowing the use of the laser medium to remove the skin surface with less depth of radiation than that typically experienced when using laser systems with wavelengths that differ from that of the Millennium(TM) system. (FLS) A newer skin toning technique under development will use Er,Cr:YSGG laser energy from the Millennium(TM) system, at a very low power setting, to tighten the skin by slightly heating the underlying layer of collagen to cause shrinkage. (FLS) The Company has recently submitted a 510(k) application to the FDA to obtain marketing clearance for a broad range of dermatological applications. See "- Government Regulation".

            Oral/Maxillofacial Surgery. Over 7,000 specialists practice oral/maxillofacial surgery in the U.S. The highest volume procedure is temporomandibular joint (TMJ) surgery, where the surgeon reshapes the patient's jaw to correct a bite problem. These specialists have also become involved with cosmetic surgery, including facial skin resurfacing with lasers. The Company believes that its Millennium(TM) system can provide significant advantages in TMJ surgery, as a single surgical instrument that efficiently cuts bone, cartilage, and soft tissue. (FLS)

            Orthopedic Surgery. According to the American College of Surgeons, nearly 21,000 orthopedic surgeons in the U.S. perform in excess of 3,000,000 annual surgeries, including joint arthroscopy, spinal disc alterations and arthroplasties of knee, shoulder and hip. Statistics on international procedures are not compiled, but industry experts estimate at least 1,000,000 annual procedures outside of the United States. Laser use in orthopedic surgery has been limited to a very small percentage of surgeons using long-pulse holmium lasers in arthroscopic procedures. The main advantage of a holmium laser is finesse for tissue sculpting. However, the medical community has criticized the holmium laser as being too slow compared to the traditional mechanical endoscopic cutting devices. Thermal damage caused by the pulsed holmium laser has also been an issue. By contrast, the Company believes that the Millennium(TM) system can offer significant advantages in terms of improved speed, non-thermal effect, and providing one surgical device that can perform all the functions that a surgeon needs for bone and cartilage cutting, along with the ability to perform bone shaping and sculpting. (FLS)

            Otolaryngology. The Company believes that the unique bone-cutting capability of the Millennium(TM) system lends itself to surgical procedures in the ear and nasal passages, where hard tissue (primarily cartilage) must be precisely removed under endoscopic control. (FLS) Approximately 400,000 ear, nose, and throat (ENT) surgical procedures are performed in the United States each year by some 10,000 specialists with an estimated 650,000 additional annual procedures internationally. Currently, lasers are utilized in less than 5% of these surgeries. Primary applications for lasers in ENT now include: laser assisted palatoplasty (partial removal of the palate); uvulopalatoplasty (partial removal of the uvula and the palate to reduce sleep apnea and snoring); tonsillectomy (surgical removal of tonsils); and myringotomy (surgical creation of a small hole in the tympanic membrane of a child's ear for drainage of fluid caused by chronic ear infection). The Company believes, based on in-vitro tests, that the Millennium(TM) system may provide an improved surgical tool for performing some types of ENT procedures. (FLS)



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

            Ophthalmology. The Company is targeting its Millennium(TM) technology for two main ophthalmic surgical procedures: cataract removal and vitreal microsurgery (where strands of vitreous membrane in the eye must be cut), especially in medically compromised patients, such as diabetics. Approximately 5,000,000 cataract extractions are performed annually, worldwide. Due to the growth rate of the elderly segment of the population, the number of cataract removals is expected to expand at an annual rate of at least 10%. There is also an increasing demand for improved high-technology methods of cataract removal.

            A cataract forms as part of the aging process, as the lens of the eye hardens and opacifies, leading to reduced vision. Conventional methods of cataract removal involve the use of ultrasonic devices to emulsify the lens and surgical instruments to remove the lens. Drawbacks to these techniques include postoperative discomfort for the patient and unnecessary trauma to healthy ocular tissue. In-vitro studies suggest that the Millennium(TM) system may offer a less traumatic method of cataract lens removal. Vitreal surgery, which currently involves the use of mechanical cutting instruments, could also benefit from the increased precision and decreased pressure offered by the Millennium(TM) system's tissue cutting technology. (FLS)

OTHER DENTAL AND MEDICAL PRODUCTS

            LaserBrush(TM). In 1996, BioLase commenced the development of a toothbrush for the consumer market, called the LaserBrush(TM), that utilizes a light source to activate whitening and anti-bacterial agents in special toothpaste compounds developed by the Company. The LaserBrush(TM), which utilizes the Company's patented and patent-pending technology, is designed to bring into the consumer's home technology which utilizes optical energy to activate ingredients in toothpastes, formulated by the Company, to neutralize certain harmful bacteria, and clean and whiten teeth. (FLS) The
LaserBrush(TM), which is configured much like a conventional toothbrush, is smaller than conventional motorized tooth brushing instruments. The Company is currently preparing for production of the LaserBrush(TM), and a launch of the product is anticipated during the second half of 1997. (FLS) The Company's marketing strategy will focus on the selective replacement of traditional and motorized toothbrushes at a price competitive with conventional motorized toothbrushes. (FLS)

            Nylad(TM) Series and Laser-35(TM) -- Mobile Laser Systems. The Nylad 6(TM), Nylad 12(TM) and Nylad 20(TM) (24"H x 18"W x 23"D) consisted of mobile floor systems, each containing an Nd:YAG 6, 12 or 20-Watt laser, appropriate power supply and cooling system, a computerized console to regulate intensity and pulse characteristics, and the TTCS(TM). The Laser-35(TM) (42"H x 16"W x 22"D) consisted of a mobile floor system containing an Nd:YAG 25-Watt laser, appropriate power supply and cooling system, a computerized console to regulate intensity and pulse characteristics and the TTCS(TM). These laser-based systems were designed to be used in both soft and hard tissue dental procedures; BioLase received FDA clearance to market these systems for soft tissue procedures. See "- Government Regulation". The Company has discontinued the manufacturing of its Nylad(TM) series and its Laser-35(TM), although it may elect to manufacture and market any or all of these laser-based systems in the future; however, the Company continues to support those systems that are in operation, both domestic and abroad, with the fabrication and distribution of replacement parts that are utilized by its service department, its distributors' service departments and other technically qualified service affiliates.

            LaserSpray(TM). LaserSpray(TM) is a stand-alone product that incorporates a patented technology to allow a dental or medical practitioner to deliver a coolant spray of air and water to tissue sites during surgical laser interventions. Its technology has been incorporated into all of the Company's laser-based systems and LaserSpray(TM) may be installed with fiber-coupled lasers manufactured by other companies. The LaserSpray(TM) uses BioLase's proprietary TTCS(TM) which has applications for various medical and dental lasers. The Company believes that thermal effects resulting from high temperatures can be significantly reduced when the LaserSpray(TM) cooling system is used during application of laser-based energy. (FLS) The Company has completed development of LaserSpray(TM), and is currently discussing licensing the system with certain manufacturers; however, to date no such licensing arrangements have been consummated.

            FlavorFlow(TM) Fluid Conditioning System. In response to recently proposed standards for use of sanitized fluids in dental and medical procedures, BioLase has been developing the FlavorFlow(TM) fluid conditioning system, a system utilizing patent-pending technology to sanitize, flavor and administer fluids and enhance the scent of air present during medical and dental treatments. FlavorFlow(TM) is designed to overcome the unpleasant tastes and odors which patients typically associate with pain and discomfort and which contribute to negative clinical experiences. The Company believes that when the FlavorFlow(TM) system is utilized to deliver sanitized fluids, the possibility of parasitic (such as potentially lethal cryptosporidium) and bacterial infection being introduced through the fluids used during medical and dental interventions would be significantly reduced. (FLS) The Company expects that a market for the FlavorFlow(TM) fluid conditioning system will exist only after new standards regarding sanitized fluids are imposed. (FLS)

            Biomaterials. Biomaterials are natural or synthetic materials that are compatible with living tissue and are suitable for surgical implanting into the human body. The Company's biomaterials, under the trade names PerioFil(TM), PerioSeal(TM), EndoPlas(TM) and LaserBond(TM), for use in endodontics, periodontics and general dentistry, as well as medical applications in orthopedics and oral/maxillofacial surgery, are currently in the product development stage. PerioFil(TM) and PerioSeal(TM) are being developed to permit bone regeneration and tissue welding without interference of soft tissue and may permit the dental or medical practitioner to avoid the second surgical intervention associated with certain other implantable membranes. (FLS) PerioFil(TM) is a thin, transparent film of synthetic collagen and other biocompatible compounds. PerioSeal(TM) is a thin, semi-transparent synthetic membrane of collagen, hydroxyapatite and other biocompatible compounds. Both PerioFil(TM) and PerioSeal(TM) are being developed to provide protection and comfort for dentin and bone from the migration of epithelium following periodontal surgery as it slowly dissolves in the human body. (FLS)

                  EndoPlas(TM) is an endodontic enhancing biomaterial that, when energized by certain laser wavelengths, enlarges and promotes sealing of the root canal. The Company believes that the benefits associated with the use of EndoPlas(TM) will include reduced trauma to the canal wall (which in turn may lead to fewer post-operative complications), increased patient comfort and reduced chair time compared to conventional root canal therapy. (FLS)

                    LaserBond(TM) is a patented paste formulation that can be used to seal pits, fissures and cracks that develop in the tooth structure. When activated with certain laser systems. LaserBond(TM) fuses to the tooth structure and acts as a filling material. The Company's patents cover any such filling materials involving hydroxyapatite, which constitutes 90% of dental enamel and bone tissue. The Company believes that the hydroxyapatite-based filling material can be successfully laser-fused with the natural hydroxyapatite in the enamel and dentin to form a solid crystalline bond and thus become an integral part of the tooth. (FLS)

            Upon completion of the Company's testing and regulatory clearance, certain formulations of the biomaterials will be marketed. (FLS) The Company intends to submit applications to the FDA for clearance to market these biomaterials in the United States; however, no such applications have been submitted to date. The approval process can be expensive and time-consuming, and no assurance can be given that any agency will grant approval for the sale of the Company's products for routine clinical applications, or that the length of time the approval process will require will not be extensive. (FLS) See "- Government Regulation".

            Canal Finder System. Endodontic procedures (root canals) involve removing pulp and dentin material from the root of the tooth, typically by drilling through the crown of the tooth and inserting flexible micro-files in the tooth canal. The practitioner must file the inside cavity, with ever-increasing size instrumentation, to enlarge the canal and remove debris. Since most human tooth canals are highly curved and conventional files are flat and inflexible, they tend to remove excess dentin material from the inside of curves, while leaving the outside of curves unworked. In addition, conventional files tend to push debris deeper into the canal, rather than pulling out debris, which can lead to the growth of a cyst or granuloma.

            The Company has developed its patented Canal Finder System(TM) ("CFS") designed to be used in endodontic root canal procedures for locating and shaping root canals. The CFS handpiece embodies a patented automated method that is geared to impart lengthwise vibratory motion to the file, with no rotation. There is a clutch action that allows the file to stop working when too great a resistance is met, so that if a curve is not being negotiated the file will not create its own canal. The clutch action and the non-rotational movement of the file are also designed to minimize the damage resulting from files breaking in the root canal, which often requires extraction of the tooth. The proprietary CFS files are engineered to have a maximized cutting angle on the outside of a curve, and a minimized cutting angle on the inside of a curve, to compensate for a file's natural tendency to straighten canals. The cutting angles of the files are also engineered to cut only on withdrawal, and to migrate debris up and out of the tooth, rather than to compact debris at the base of the canal. CFS files are rounded at the tip to enhance the file's ability to follow a tightly curved canal without forming a ledge or groove. Management believes that the principal advantages of the CFS are, first, that the system is designed to adapt automatically to the resistance placed on the file and, second, the CFS allows root canals to be done substantially faster than other traditional techniques.
(FLS)

            The CFS allows the dentist to stock fewer instruments, since the CFS can complete a given procedure using fewer files and can facilitate the filing of canals. The Company believes that CFS shapes and cleans root canals better than conventional techniques, thus reducing tooth trauma and providing a more successful root canal procedure with less risk of infection. (FLS)

            Other Endodontic Products. The Company offers a full range of proprietary and non- proprietary endodontic products used by dentists and endodontic specialists. Proprietary



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

products include an irrigation/washing device, reamers, filling compounds, an endodontic storage and sterilization system, and patented hand-held filing instruments. The Company also distributes a variety of non-proprietary products such as gutta percha and paper points to provide a full endodontic product line for its dental and endodontic customers.

            By offering a wide assortment of products to the dentist and endodontist, management believes it is better positioned to cross-sell products, increase its sales per sales call, and provide a full-service image to its customers. The Company has an ongoing development effort, and may develop additional products for which patents may be applied. (FLS)

MANUFACTURING

            The Company, as a medical device manufacturer, is required by the FDA to comply with Good Manufacturing Practice ("GMP") regulations. As a result, the Company's manufacturing processes must meet certain standards regarding quality assurance and documentation. See " - Government Regulation".

            The Company fabricates certain proprietary components of the Millennium(TM) system and Laser-35(TM) and Nylad(TM) series laser-based systems, and inspects, tests and packages all components prior to inclusion within a finished product or shipment as a replacement part. By designing and manufacturing key proprietary products, the Company believes it can better control quality, limit outside access to its proprietary technology, control costs and manage manufacturing process changes more efficiently and effectively.

            Each laser-based system is assembled and tested by trained Company production personnel. After assembly of a system is complete, it undergoes pre-shipment testing, including extended periods of continuous operation.

            The Company contracts with various non-affiliated companies to manufacture certain of its laser-based components and other non-laser-based products under private label, according to the Company's specifications. Substantially all of the Company's products are manufactured in the United States. At present, all products manufactured by third parties are sent to the Company's headquarters in San Clemente, California for quality control, final assembly if necessary, and shipment to customers or distributors.

            The Company has identified alternate suppliers for almost all of its components. A change in the suppliers of certain system components, however, would require new regulatory approvals and, in particular, could require an amendment to the "CE" mark granted to the Company pursuant to the European Community's Medical Device Directive thus impairing the Company's ability to distribute its systems in many European countries requiring such an approval.

            Product repairs are currently performed by the Company's distributors and service affiliates overseas and by Company personnel and service affiliates in the United States.

ENGINEERING AND DEVELOPMENT

            During the years ended December 31, 1994, 1995, and 1996, the Company expended approximately $1,351,000, $927,000 and $984,000, respectively, on engineering and development. Such expenditures were directed primarily to development of the Company's HydroKinetic(TM) technology and, in 1996, to development of the LaserBrush(TM).



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

COMPETITION

            The medical and dental laser marketplaces are extremely competitive, with several wavelengths competing for acceptance and a number of manufacturers competing for sales to that segment of the healthcare community, which is positioned to purchase laser-based products.

            The Company's principal competitors within the dental field have included American Dental Technology, Inc., a manufacturer of an Nd:YAG laser system, Sunrise Technologies, Inc., a manufacturer of a series of Nd:YAG lasers and a holmium laser, and Luxar Corporation, the manufacturer of a line of CO2 lasers. Presently, the Company's primary competitors in the dental marketplace include Premier Laser Systems, Inc. ("Premier"), the only company to date that has obtained FDA clearance to market a laser system, its Er:YAG laser system, for certain hard-tissue applications. Premier manufactures Er:YAG, Nd:YAG and argon laser systems. Certain foreign competitors, including KaVo, Inc. and Fotona, Inc., have developed Er:YAG laser systems and are marketing them in Europe and the Pacific Rim. Several companies, such as HGM, Inc. and Ion Laser Technology, Inc., manufacture argon laser systems adapted from the industrial field and typically used for specialized teeth-whitening applications and the curing of various bonding acrylics. The Company believes that its HydroKinetic(TM) technology incorporated in its Millennium(TM) system has certain advantages in comparison to the traditional laser technology employed by its competitors for hard-tissue applications, as clinical studies have indicated that there is no adverse thermal effect associated with the use of the HydroKinetic(TM) technology. (FLS) The Company is not aware of any other medical or dental laser-based system that can cut through bone, enamel and dentin as effectively as its Millennium(TM) system, that can be used efficiently on as wide a range of applications, or that can incorporate air, water and a laser beam within a single handpiece or delivery system. (FLS) The Company believes that a wide range of applications is important to provide a sufficient cost justification to the practitioner to support customer demand. (FLS)

            Competition within the aesthetic surgery and oral/maxillofacial fields is intense and technological developments are expected to continue at a rapid pace. Several companies have received clearance from the FDA for various related cosmetic surgical applications for which BioLase intends to compete, but the Company cannot enter this highly competitive marketplace unless and until it receives clearance by the FDA to market its Millennium(TM) system for such applications, of which there can be no assurance. (FLS) The Company's primary competitors in this field include Coherent, Inc., Sharplan Laser, Inc., and Palomar Medical Technologies, Inc. which manufacture a variety of CO2 laser systems. The Company believes that the variability offered by its Millennium(TM) system, to adjust the amount of air and water used, will provide a more versatile instrument to the practitioner. (FLS) In particular, a practitioner will have the ability to use HydroKinetic(TM) technology for certain cosmetic surgery procedures (e.g., bone, cartilage, and skin reshaping) or to reduce the amount of air and water used during an application, thereby allowing the use of the laser medium to remove the skin surface with less depth of radiation than that typically experienced when using laser systems with wavelengths that differ from that of the Millennium(TM) system. (FLS)

            A number of the Company's competitors have substantially greater financial resources and engineering, development, manufacturing and marketing capabilities. The Company believes that its patent protection, and pending patent protection, should provide a competitive advantage to the Company over the next several years. (FLS) However, there can be no assurance that technology superior to that of the Company will not be developed or that the

Company's patent and patent-pending protection will be upheld or will prove to have commercial value. See " - Patents and Proprietary Technology".

            BioLase faces substantial competition in all markets which it seeks to distribute the Millennium(TM) system. Competition in these markets consists of numerous medical laser manufacturers promoting their respective lasers to users via trade show exhibitions, advertisements, product demonstrations, educational workshops, and sales representatives. In addition, the Company will compete against conventional non-laser surgical methodologies and devices such as high and low-speed drills in the dental field and scalpels, saws drills and punches in the medical field. These traditional methods have been proven and tested, require minimal special training for established practitioners, and generally require less capital investment than the Millennium(TM) system. However, the Company believes that users of conventional methods and traditional laser-based methods are continually evaluating new technologies that may provide improved and effective techniques to replace existing technologies. BioLase believes that the Millennium(TM) system represents a strong candidate to replace existing technologies in various markets. (FLS)

PATENTS AND PROPRIETARY TECHNOLOGY

            The Company has patented and patent-pending technology related to the Millennium(TM) system and the Laser-35(TM) and Nylad(TM) series systems, including the U.S. patent issued on the TTCS(TM), and additional U.S. and foreign patents and patent-pending technologies related to LaserSpray(TM), LaserBrush(TM) and FlavorFlow(TM). In 1994, the United States Patent Office granted the Company a patent covering a portable, hand-held laser tooth brushing instrument which was the predecessor to the LaserBrush(TM). The Company also holds a patent on its Canal Finder System(TM) and on certain of its filing instruments. There can be no assurance that the issued patents or subsequent patents, if issued, will adequately protect the Company's technology or that such patents will provide protection against infringement claims by competitors.

            BioLase also relies upon trade secrets, unpatented proprietary know-how and continuing technological innovation to develop its competitive position. The Company enters into confidentiality and technology agreements with its employees pursuant to which such employees agree to maintain the confidentiality of the Company's proprietary information and to assign to the Company any inventions relating to the Company's business made by them while in the Company's employ. There can be no assurance, however, that others may not acquire or independently develop similar technology or, if patents are not issued with respect to products arising from the Company's engineering and development activities, that the Company will be able to maintain information pertinent to such research as proprietary technology or trade secrets.

MARKETING

            The Company markets its Millennium(TM) system in Germany through a distributor in that country, its other laser-based and related products through distributors throughout the world and its endodontic product line via telemarketing in the United States and through distributors in the international market. The Company currently distributes its laser-based and endodontic products in the United States, Europe, Middle East and Far East and is actively working to expand its worldwide network.

            The Company seeks third-party endorsements from respected practitioners, professional associations and universities. By inviting selected entities to conduct independent evaluations, the Company hopes to induce those entities to become influential independent supporters of the Company's products.
(FLS) Management believes that the perceived benefits of the Company's products to practitioners and patients will result in positive word-of-mouth publicity for the Company. (FLS)

            The Company attends regional and national trade shows and sponsors seminars to promote its Millennium(TM) system as well as its other products. Health professionals often participate in seminars and in some regions are required to engage in continuing certified education regarding advancements in the dental and medical fields. Management believes that establishing lasers and advanced technology as competitive marketing advantages for practitioners will be important in creating sales growth. (FLS)

            The Company's long-term marketing strategy is based on the belief that the consuming public will come to demand the use of laser-based and HydroKinetic(TM) technologies in medical and dental treatments. (FLS) The Company believes that the public is becoming increasingly aware of the benefits of lasers in dental, ENT, ophthalmological, dermatological, cosmetic and general surgical applications and that the consuming public will be a key factor in increasing demand for laser and HydroKinetic(TM) technologies within the medical and dental professions. (FLS)

            The Company expects to commence marketing of its LaserBrush(TM) and FlavorFlow(TM) products in 1997 and 1998, respectively. (FLS) Distribution of the LaserBrush(TM) will include direct marketing through the use of infomercials scheduled for release in the second half of 1997, while the Company intends to market its FlavorFlow(TM) and LaserSpray(TM) through major catalog houses in the United States and through medical and dental distributors internationally. (FLS) LaserSpray(TM) has been cleared for marketing by the FDA, and the Company intends to introduce it commercially in 1998. (FLS)

CUSTOMERS

            The Company's customers include distributors, dentists, medical doctors and hospitals. With the introduction of the Company's LaserBrush(TM) scheduled for release in the second half of 1997, the Company's customer base is expected to extend to consumers as well. During fiscal 1996, Dental-Fachhandel, the Company's previous German distributor, accounted for approximately 20% of the Company's sales. Two distributors, Dental-Fachhandel and Graham Field Asia Co. Ltd., accounted for approximately 41% and 17%, respectively, of the Company's sales during fiscal 1995. During fiscal 1994, two distributors, Letec GmbH and Flagship Medical, Inc. accounted for approximately 43% and 12%, respectively, of the Company's sales. No other customers accounted for more than 10% of the Company's sales in 1996, 1995 or 1994.

            Although the Company's German distributor is required to purchase in excess of an additional $11 million of Millennium(TM) systems through 1999, the amount of unfilled orders on hand is not significant. At present, the Company maintains adequate inventories to supply other current orders of its products, and no significant amount of backlog exists for such products.

GOVERNMENT REGULATION

            The Company's products are subject to significant government regulation in the United States and other countries. To clinically test, manufacture and market products for human diagnostic and therapeutic use, the Company must comply with mandatory regulations and safety standards established by the FDA and comparable state and foreign regulatory agencies. Typically, products must meet regulatory standards as safe and effective for their intended use prior to being marketed for human applications. The clearance process is expensive and time consuming, and no assurance can be given that any agency will grant clearance for the sale of the Company's products for routine clinical applications, that the length of time the process will require will not be extensive, or that the cost of the process will not be substantial.

            There are two principal methods by which FDA regulated devices may be marketed in the United States. One method is under a Pre-Market Approval ("PMA"). A PMA application is required for a Class III medical device that does not qualify for consideration under Section 510(k), discussed below. The review period for a PMA application is fixed at 180 days, but the FDA typically takes much longer to complete its review. As part of the approval of a PMA application, the FDA typically requires clinical testing to determine safety and efficacy of the device. To conduct human clinical testing, typically the FDA must approve an Investigational Device Exemption ("IDE"). Currently, the Company does not have PMA applications pending for any of its products.

            The other method is under Section 510(k) of the Food, Drug and Cosmetics Act where applicants must demonstrate that the device for which clearance is sought is substantially equivalent to a predicate device. The FDA's stated intention is to review 510(k) notifications as quickly as possible, generally within 90 days; however, the complexity of a submission or a requirement for additional information will typically extend the review period beyond 90 days. Domestic marketing of the product must be deferred until clearance is received by the applicant from the FDA. In some instances, an IDE is required for clinical trials for a 510(k) notification. In the event that a 510(k) notification is turned down by the FDA, a PMA is generally then required. The Company intends to utilize the 510(k) notification procedure whenever applicable. BioLase recently submitted a 510(k) application to the FDA to obtain marketing clearance for a range of dermatological and surgical applications for its Millennium(TM) system.

            In 1991, the FDA granted the Company clearance to market its Laser-35(TM) for soft tissue cutting in dentistry, and in 1992, the Nylad(TM) series lasers also received clearance by the FDA for soft tissue cutting in dentistry. The Company also received clearance from the FDA for its LaserSpray(TM) tissue cooling system in 1995. The Company has received clearance to market its erbium laser technology for certain soft tissue cutting applications.

            The Company is actively pursuing clearance to market its Millennium(TM) system for certain applications within the dental and dermatological fields and expects to pursue clearances to market the Millennium(TM) for other medical applications. The Company has recently commenced clinical studies in the U.S. related to certain hard tissue dental applications of its HydroKinetic(TM) technology in its attempt to obtain clearance from the FDA to market its Millennium(TM) system for that purpose. During 1996, it successfully completed clinical studies in Germany for both soft and hard tissue applications resulting in its obtaining clearance to market its Millennium(TM) system in Germany for various dental applications.

            The FDA also imposes various requirements on manufacturers and sellers of products it regulates under its jurisdiction, such as labeling, manufacturing practices, record keeping and reporting. The FDA also may require post-marketing practices, record keeping and reporting requirements.

            There can be no assurance that the appropriate approvals from the FDA will be granted, that the process to obtain such approvals will not be expensive or lengthy, or that the Company will have sufficient funds to pursue such approvals. The failure to receive requisite approvals for the Company's products or processes, when and if developed, or significant delays in obtaining such approvals, would prevent the Company from commercializing its products as anticipated and could have a materially adverse effect on the business of the Company. (FLS)

            The Company is also subject to regulation under the Radiation Control for Safety and Health Act of 1968 (the "Safety Act") administered by the Center for Devices and Radiological Health ("CDRH") of the FDA. The CDRH controls energy emissions of light and sound and electronic waves from electronic products. These regulations require a laser manufacturer to file new product and annual reports, to maintain quality control, product testing and sales records, to distribute appropriate operation manuals, to incorporate certain design and operating features in lasers sold to end-users and to certify and label each laser sold to end-users as one of four classes of lasers (based on the level of radiation from the laser). In addition, various warning labels must be affixed to the product and certain protective devices must be installed, depending upon the class of product. Under the Safety Act, the Company is also required to register with the FDA as a medical device manufacturer and is subject to inspection on a routine basis by the FDA for compliance with Good Manufacturing Practice ("GMP") regulations. The GMP regulations impose certain procedural and documentation requirements upon the Company relevant to its manufacturing, testing and quality control activities. The CDRH is empowered to seek remedies for violations of these regulatory requirements under the Federal Food, Drug and Cosmetic Act. The Company believes that it is currently in substantial compliance with these regulations.

            Various state dental boards are considering the adoption of restrictions on the use of lasers by dental hygienists. In addition, dental boards in a number of states are considering educational requirements regarding the use of dental lasers. The scope of these restrictions and educational requirements is not now known, and they could have an adverse effect on sales of the Company's laser-based products.

            Foreign sales of the Company's laser-based products are subject to the regulatory requirements of the importing country or, if applicable, the harmonized standards of the European Community. These vary widely among the countries and may include technical approvals, such as electrical safety, as well as demonstration of clinical efficacy. The Company is currently working to meet certain foreign country regulatory requirements for certain of its products, and there can be no assurance that additional approvals will be obtained. The Company recently received notification that the Millennium(TM) system has been granted the "CE" mark evidencing compliance with quality, safety and performance requirements mandated by the Medical Device Directive adopted by the European Community. The Medical Device Directive is the latest standard of medical device safety and performance which has been adopted by the fourteen member states of the European Community and requires that all medical device products be compliant by June, 1998 to be eligible for marketing within the member states.

            The FDA and other governmental agencies, both in the United States and in foreign countries, may adopt additional rules and regulations that may affect the Company's ability to develop and market its products. There can be no assurances that the Company's existing products will meet any future legislative acts or requirements.

EMPLOYEES

            As of July 7, 1997, the Company employed 25 people on a full-time basis, consisting of 15 people in engineering and development/manufacturing, six in administration and four in sales/customer service. The Company's employees are not represented by a labor union, and it has experienced no work stoppage. The Company believes that its employee relations are good.

PROPERTIES

            The Company's principal offices are at 981 Calle Amanecer, San Clemente, California where the Company leases approximately 23,000 square feet pursuant to a lease expiring in 2000. In addition, the Company's sales office is located at 8029 Forsyth Boulevard, Suite 201, Clayton, Missouri where the Company leases approximately 600 square feet pursuant to a month-to-month lease. The Company believes that its facilities are sufficient for its current needs.

LEGAL PROCEEDINGS

            On April 26, 1995, the Company was named as an additional defendant in Hazel Lafern Moore v. David A. Pyner, D.D.S., Florida Dental Team, P.A., Princeton Medical Management Southeast, Inc. and Laser Endo Technic, Inc. initially filed in the 17th Judicial Circuit in and for Broward County, Florida on April 21, 1994. The plaintiff alleges that she underwent laser dental surgery with a laser allegedly produced by the Company and seeks unspecified damages from the Company in excess of $15,000 on theories of product liability, based on allegations that the laser was defective by reason of design, manufacture and lack of product warnings. The Company has answered the complaint, denying the majority of the plaintiff's material factual allegations and asserting various affirmative defenses. The Company is vigorously contesting liability. The Company believes that liability, should there be any resulting from plaintiff's claims, would be covered by insurance.

            Trans Leasing International v. Elie M. Makhoul v. Laser Endo Technic Corporation, was filed July 6, 1994 in the Circuit Court of Cook County, Illinois, Municipal Department, First District. This action involves a third-party claim against the Company in a suit in which a dentist, who was the lessee of a dental laser system manufactured by the Company, had been sued for breach of the equipment lease by the financing institution that was the lessor. Plaintiff's theories include common law fraud, violation of the Consumer Fraud And Deceptive Business Practices Act, and intentional and negligent misrepresentations. The third party claim against the Company in this action is for $78,408 in compensatory damage, $15,000 in lost profits,

$50,000 in punitive damages, and attorney's fees and related costs. The Company intends to defend against the claims vigorously. The case has been inactive since the third party plaintiff filed for protection under the U.S. Bankruptcy Law on July 10, 1995.

            The Company does not believe that these lawsuits or any other lawsuits to which it is a party will have a material adverse effect on the Company's financial condition. (FLS)

                                   MANAGEMENT

         The Company's executive officers and directors as of July 7, 1997 are as follows:

       Name                                   Position
       ----                                   --------

Federico Pignatelli (1)          Chairman of the Board of Directors

Donald A. La Point               President, Chief Executive Officer and Director

Stephen R. Tartamella            Vice President of Finance/Administration,
                                 Chief Financial Officer and Secretary

Andrew Kimmel                    Vice President of Internal Programs

Ioana Rizoiu                     Vice President of Research and Development

George V. d'Arbeloff (1)         Director


-------------------
(1)  Member of Audit and Compensation Committees.

           FEDERICO PIGNATELLI, 44, has been Chairman of the Board of Directors since January 1994 and a director of the Company since August 1991. Since 1992, he has been President of EuroCapital Partners, Inc., an investment banking firm. He also serves as Chairman of the Board and Chief Executive Officer of Studio Management, Inc., the general partner of Pier 59 Studio, L.P., a limited partnership that operates in New York City the world's largest complex of professional photographic and digital studios, and as a director of Fountain Powerboat Industries, Inc., a high performance sport powerboat and sport fishing boat manufacturer listed on The Nasdaq National Market System. From 1990 to 1992, Mr. Pignatelli was associated with Gruntal & Company, an investment banking firm and brokerage firm, as a Managing Director. Previously, Mr. Pignatelli was associated with Ladenburg, Thalmann & Co., Inc., a New York investment banking and brokerage firm, as a Managing Director.

           DONALD A. LA POINT, 43, has been President and Chief Executive Officer of the Company since February 1995. Mr. La Point joined the Company in 1991 as Regional Sales Manager, and later became National Director of Sales. Mr. La Point was elected a director of the Company in May 1994, was elected as Executive Vice President of Marketing and Sales in July 1994, and became Chief Executive Officer in February 1995 and President in March 1995. He is a fellow in the American Society for Lasers in Medicine and Surgery and is a member of the Academy of Laser Dentistry, the German Laser Academy and the Korean Laser Association. In 1995, Mr. La Point received certification from Harvard Medical School in Current Concepts in Cutaneous Laser Surgery.

           STEPHEN R. TARTAMELLA, 44, has been Vice President of Finance/Administration and Chief Financial Officer of the Company since August 1995. Mr. Tartamella joined the Company in 1994 as a consultant and became Corporate Controller in May 1994. Mr. Tartamella served as a financial consultant from October 1992 until joining BioLase in 1994. From mid-1990 to October 1992, Mr. Tartamella served as Vice President of Finance/Administration and Chief Financial Officer of Taylor Dunn Manufacturing, a manufacturer of electric and gas powered utility carts.

           ANDREW KIMMEL, 27, has been Vice President of Internal Programs of the Company since May 1997. Mr. Kimmel joined BioLase in 1991 as an electrical engineer and held various key positions within the Company's engineering and service departments. He was promoted to Director of Regulatory Affairs in 1995, where his primary area of responsibility was the aggregation and submission of data for FDA applications for the Company's products. In 1996, Mr. Kimmel was appointed project manager for the Company's Millennium(TM) system.

            IOANA RIZOIU, 33, has served as Vice President of Research and Development of the Company since May 1997. Ms. Rizoiu joined BioLase in February 1992 as a physicist, where she played a significant role in the development of the Company's prior laser-based products and its present HydroKinetic(TM) technology. In 1995, she was promoted to Director of Research and Development, where her responsibilities included the design and development of the delivery system utilized to transport the HydroKinetic(TM) technology to the target tissue. She has also served as project manager for the LaserBrush(TM) toothbrush since 1995.

           GEORGE V. D'ARBELOFF, 52, joined the Company's Board of Directors in December 1996. Mr. d'Arbeloff has served since November 1996 as the Chief Executive Officer of Retail Solutions, Inc., a start-up company involved in the development and marketing of inventory control and scanning-based computer systems for retail stores. From 1967 to November 1996, he served in various executive capacities with Teradyne, Inc., a manufacturer of testing equipment for the semiconductor and electronics industries, including Vice President of Corporate Relations from 1995 to 1996, Vice President and General Manager of the Semiconductor Test Group from 1992 to 1995 and Vice President and General Manager of the Industrial/Consumer Division of the Semiconductor Test Group from 1982 to 1992.

           The Company's directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers serve at the pleasure of the Board of Directors.

DIRECTORS' COMPENSATION

            The Company's non-employee directors do not receive cash directors' fees, but are reimbursed for expenses incurred in connection with their duties as directors. On August 8, 1996, Mr. Pignatelli, in his capacity as Chairman of the Board of Directors, received options to purchase 50,000 shares of Common Stock at an exercise price of $2.531 per share.

            On the date of each annual meeting of Biolase's stockholders at which directors are elected (which generally occurs in June of each year), each non-employee director elected at such meeting is automatically granted an option to purchase 20,000 shares of Common Stock, which option vests at the rate of 5,000 shares per quarter, beginning three months after the grant date. Any non-employee director who is first elected a director at any time other than at an annual meeting of stockholders is automatically granted an option on the date of his election as a director for a number of shares determined by multiplying 1,667 times the full number of months remaining until the next June 1, which options vest at a rate of 1,667 shares per month beginning on the last day of the first full month following the grant date. On June 11, 1996, Federico Pignatelli and Gordon Werner (a former member of the Board of Directors who resigned December 12, 1996) each received options to purchase 20,000 shares of Common Stock, at an exercise price of $4.125 per share. On December 12, 1996, the date on which he was elected to the Board of Directors, Mr. d'Arbeloff received options to purchase 8,335 shares of Common Stock, which number was determined as described above, at an exercise price of $3.563 per share.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

           The following table provides compensation information with respect to each person who served as the Company's chief executive officer during the year ended December 31, 1996 (the "Named Officer") for the periods indicated. No other executive officer of the Company received total salary and bonus in excess of $100,000 during 1996.


                                   Annual Compensation           Long-Term Compensation
                                   -------------------           ----------------------

Name and                        Fiscal                            Securities Underlying
Principal Position               Year     Salary     Bonus             Options (#)
------------------              ------    ------     -----          -----------------
Donald A. La Point, Chief       1996      $104,167     -              100,000
  Executive Officer(1)          1995      $101,367     -              250,000(2)


-------------------------

(1) Mr. La Point was elected Chief Executive Officer of the Company on February 13, 1995.

(2) Includes options to purchase an aggregate of 250,000 shares, of which options to purchase 145,000 shares were granted in previous years and amended in 1995 to reduce the exercise price thereof.


            FISCAL YEAR 1996 OPTION GRANTS

            Shown below is information regarding stock options granted to the Named Officer during the year ended December 31, 1996.

                       Number of
                       Securities     Percent of Total
                       Underlying     Options Granted    Exercise
                        Options       to Employees in      Price      Expiration
     Name               Granted(#)       Fiscal Year     ($/Share)       Date
-------------          -----------    ----------------   ---------     -------
Donald A. La Point      100,000(1)         34%             2.531       8/7/06


-------------------------

(1) These options vest 25% at the date of grant, with the balance vesting monthly over 12 months commencing September 1, 1996.

            FISCAL YEAR OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

            Shown below is information regarding unexercised stock options held by the Named Officer at December 31, 1996. No stock options were exercised by the Named Officer during 1996.


            Number of Securities Underlying
                 Unexercised Options at       Value of Unexercised In-The-Money
    Name           Fiscal Year End (#)         Options at Fiscal Year End ($)
----------  -------------------------------    --------------------------------

             Exercisable     Unexercisable      Exercisable       Unexercisable
             -----------     -----------        -----------       -------------
Donald A.
La Point       275,729          74,271            637,773            134,127


            COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            In 1996, Mr. Pignatelli was the only member of the Company's Compensation Committee who was an officer or employee of the Company during such year.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of July 7, 1997 (assuming conversion of the Series A Preferred Stock and exercise of the Warrants and the Options), and as adjusted to reflect the sale of the 2,738,982 shares of Common Stock offered hereby, (i) by all persons known by the Company to beneficially own more than 5% of the outstanding shares, (ii) by each director of the Company, (iii) by the Named Executive Officer; (iv) by all executive officers and directors of the Company as a group, and (v) by the Selling Stockholders. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to the shares listed across from their names in the table below.

                                                    Shares Beneficially Owned    Shares to be Sold     Shares Beneficially Owned
Name of Beneficial Owner                                Before Offering(1)        in This Offering          After Offering(1)
--------------------------------------------        -------------------------    -----------------     ---------------------------
                                                       Number    Percent             Number              Number      Percent
                                                       ------    -------             ------              ------      -------
Federico Pignatelli(2)                                 338,750      2.4                   -             338,750          2.4
Donald A. La Point(3)                                  357,292      2.6                   -             357,292          2.5
George V. d'Arbeloff(4)                                 34,850      *                23,182(5)           13,335          *
All executive officers and directors
  as a group (6 persons)(6)                          1,051,586      7.4                   -           1,030,065          6.9

Program One, Inc. dba
  Perspective Advisory Group(7)                      1,635,917     11.9           1,351,375             284,542          2.0

R. Gilbert & Elaine P. Allenby                          64,117      *                46,364              17,753          *
Barclay Investments, Inc.                               38,182      *                38,182                   -          *
William E. Barron IRA                                   49,364      *                46,364               3,000          *
Bigelow Plumbing Profit Sharing Plan
  & Trust, John R. Bigelow - Trustee                    26,858      *                23,182               3,676          *
Carla & John Bigelow                                    24,118      *                23,182                 936          *
Bingle Trust, Robert P. Bingle - Trustee                51,521      *                46,364               5,157          *
Walter D. Bonin IRA                                     46,364      *                46,364                   -          *
Bradley Resources Company                               25,954      *                23,054               2,900          *
Budish Trust, Ceder Trust Co. Ltd. - Trustee            92,728      *                92,728                   -          *
I.W. Caplitz IRA                                        24,182      *                23,182               1,000          *
William A. Chamlee                                      23,182      *                23,182                   -          *
Craig D. Chandor                                        23,182      *                23,182                   -          *
Cobb Trust, Bertrand E. Cobb - Trustee                  29,682      *                23,182               6,500          *
John D. Collins IRA                                     23,794      *                23,182                 612          *
John D. & Amelia M. Collins                             23,182      *                23,182                   -          *
Ralph J. Doudera                                        46,364      *                46,364                   -          *
Huijun Fang                                             23,182      *                23,182                   -          *
Daniel Ferron IRA                                       28,182      *                23,182               5,000          *
Frances Ferron IRA                                      28,182      *                23,182               5,000          *
Flagship Medical                                        20,000      *                20,000                   -          *
E. Haffner & Joanne D. Fournier                         33,182      *                23,182              10,000          *
William L. Frangel IRA                                  23,742      *                23,182                 560          *
Richard Friedman                                        23,182      *                23,182                   -          *
G. Gargiulo & Co., Inc.                                  4,545      *                 4,545                   -          *
Gem Holdings Corp.                                     200,000      1.5             200,000                   -          *
Bruce J. Gilmartin                                      46,364      *                46,364                   -          *
Haffner's Car Care Corp.                                33,182      *                23,182              10,000          *
Ronald I. Heller IRA                                    46,364      *                46,364                   -          *
Edward Henderson                                         5,000      *                 5,000                   -          *
Indian Creek Capital Ltd.                               23,182      *                23,182                   -          *
InTerBanC Mortgage Service, Inc.                        23,182      *                23,182                   -          *
Robert M. Kessler                                       71,482      *                23,182              48,300          *
Edward J. & Pauline A. Kulak                            25,722      *                23,182               2,540          *
John D. Lane Revocable Living
  Trust DTD 9/14/89                                     25,182      *                23,182               2,000          *
Steven Lee                                              23,182      *                23,182                   -          *
Antoinette Lenkowski                                    23,182      *                23,182                   -          *
Robert K. Mann                                         146,364      1.1             146,364                   -          *
Robert & Sharon Mann                                    23,182      *                23,182                   -          *
Raymond and Carolyn Marchuk                             46,364      *                46,364                   -          *
Faye L. McNall                                          23,182      *                23,182                   -          *
Herbert J. Millette                                     23,182      *                23,182                   -          *
David S. Nagelberg IRA                                  23,182      *                23,182                   -          *
Sean A. & Julie M. O'Neill                              23,182      *                23,182                   -          *
PacVest Associates(8)                                   76,365      *                76,365                   -          *
John Paino                                             122,728      *                92,728              30,000          *
John & Sarah Paino                                      75,918      *                69,546               6,372          *
Susan Paley                                             50,976      *                46,364               4,612          *
Carlene Phillips IRA                                    24,031      *                23,182                 849          *
Greig J. & Susan V. Picking                             23,182      *                23,182                   -          *
Frank D. Pietroski                                      23,182      *                23,182                   -          *
James J. Pope                                           23,182      *                23,182               1,000          *
Robert A. Pustell Trust, Robert A. and
  Margaret A. Pustell - Trustees                        23,182      *                23,182                   -          *
Quad Capital Partners                                   23,182      *                23,182                   -          *
Arthur H. Robbins & Co.                                 79,630      *                69,546              10,084          *
Marvin H. Rothberg                                      24,182      *                23,182               1,000          *
Dennis S. Sargent IRA                                   23,182      *                23,182                   -          *
Dennis S. & Elissa P. Sargent                           23,182      *                23,182                   -          *
Zalton Sarkady                                          23,182      *                23,182                   -          *
Ruth Schneider IRA                                      46,364      *                46,364                   -          *
Stephen & Judy Swanson                                  23,182      *                23,182                   -          *
Wallington Investments Ltd.                            370,912      2.8             370,912                   -          *
Yan-fang Wang                                           23,182      *                23,182                   -          *
West TN ENT Clinic Benefit Plan dtd. 1/8/89,
  James H. Barker - Trustee                             23,971      *                23,182                 789          *
Western Reserve Life Assurance Company                 165,910      1.2             115,910              50,000          *

______________

*    Less than one percent.
















(1) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days after July 7, 1997. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person or entity.

(2) Includes 151,250 shares of Common Stock issuable pursuant to options exercisable within 60 days of July 7, 1997.

(3) Includes 356,250 shares of Common Stock issuable pursuant to options exercisable within 60 days of July 7, 1997.

(4) Includes 11,668 shares of Common Stock issuable pursuant to options and warrants exercisable within 60 days of July 7, 1997.

(5) Includes 5,000 shares of Common Stock issuable pursuant to warrants, of which warrants to purchase 3,333 shares are exercisable within 60 days of July 7, 1997.

(6) Includes 826,668 shares of Common Stock issuable pursuant to options and warrants exercisable within 60 days of July 7, 1997.

(7) The address of Program One, Inc. is 17 Tripp Road, Woodstock, Connecticut 06281. Program One, Inc. expressly disclaims beneficial ownership of the shares of Common Stock attributed to it in the above table; it does not have sole or shared power or ability to direct the vote of said shares, but does have shared power to dispose or direct the disposition of said shares.

(8) Robert Mann is an officer and director of Program One, Inc., which holds an aggregate of 1,284,552 shares of Common Stock, and PacVest Associates, which holds an aggregate of 76,365 shares of Common Stock.
     He is the spouse of Sharon Mann, who, with Mr. Mann, holds an aggregate of 23,182 shares of Common Stock. Mr. Mann expressly disclaims beneficial ownership of the shares held by Program One, Inc., PacVest Associates and Robert and Sharon Mann.

(9) Frank D. Pietroski is an officer of PacVest Associates and a director of Program One, Inc. Mr. Pietroski expressly disclaims beneficial ownership of the shares held by Program One, Inc. and PacVest Associates.

                            DESCRIPTION OF SECURITIES

          The authorized capital stock of BioLase consists of (i) 50,000,000 shares of Common Stock, $.001 par value, of which 13,425,450 shares were issued and outstanding at July 7, 1997, and (ii) 1,000,000 shares of preferred stock, par value $.001, 100 shares of which have been designated as Series A Preferred Stock, of which one share was issued and outstanding at July 7, 1997. As of July 7, 1997, there were approximately 310 holders of record of shares of Common Stock and one holder of record of Series A Preferred Stock.

          Preferred Stock. BioLase is authorized to issue 1,000,000 shares of Preferred Stock, par value $.001 per share. One hundred shares of the authorized Preferred Stock have been designated as a series identified as the Series A Preferred Stock.

          At any time, the remaining share of Series A Preferred Stock, which has a nominal conversion value of $50,000 per share, may be converted into no less than 9,721 and no more than 18,054 shares of Common Stock based on the average closing price of shares of Common Stock for the five trading days preceding, but not including, the date on which the share is presented for conversion.

          Any share of Series A Preferred Stock not previously converted will be deemed to have been presented for conversion into Common Stock and to have been converted (i) on October 16, 1998 or (ii) at the option of the BioLase Board of Directors at any time when BioLase has entered into a letter of intent or agreement, conditional or unconditional, with one or more broker-dealers with a view towards an underwritten public offering of Common Stock or other securities of BioLase pursuant to an effective registration statement under the Securities Act, and at the time the BioLase Board of Directors takes action to cause such automatic conversion such letter of intent or agreement has not been terminated or suspended and remains in force and effect.

          Holders of the Series A Preferred Stock are entitled to receive cumulative dividends at the rate of $750 per quarter per share. Such dividends will accrue and be payable on the last business day of each calendar quarter to the holders of record of Series A Preferred Stock on such date.

          BioLase may by written notice to the registered holders thereof call all or any portion of the then outstanding Series A Preferred Stock for redemption. The notice shall specify a redemption date no less than 28 days after the date of such notice on which all Series A Preferred Stock shall be redeemed by BioLase. Between the date of such notice and the redemption date, the Series A Preferred Stock may be converted into shares of Common Stock. In redemption for each share of Series A Preferred Stock outstanding on the redemption date, BioLase shall pay to the holder thereof in cash a redemption price per share equal to the sum of (i) $60,000 and (ii) an amount equal to the difference calculated by subtracting (A) all dividends paid on such share of Series A Preferred Stock since October 16, 1996 from (B) six percent per annum on $50,000 for the period from October 16, 1996 through the redemption date. In connection with a redemption, the holder of a share of Series A Preferred Stock shall not be entitled to receive any dividends previously accrued but unpaid.

          Each share of Series A Preferred Stock has the same voting power as a share of the Common Stock, except as otherwise provided by applicable law, and is entitled to a preference in liquidation equal to the sum of (i) $50,000 and
(ii) an amount equal to the difference calculated by subtracting (A) all dividends paid on such share since October 16, 1996 from (B) 6% per annum on $50,000 for the period from October 16, 1996 through the date on which such liquidation is finally determined. All shares of Series A Preferred Stock are fully paid and nonassessable.

          BioLase's Board of Directors is empowered, without further action by the stockholders, to issue from time to time one or more additional series of Preferred Stock with such rights, privileges, restrictions, preferences and limitations as the Board of Directors may determine. The rights, privileges, restrictions and preferences and limitations of separate series of Preferred Stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions, conversion rights, and voting rights.

          The issuance of shares of Preferred Stock could have an anti-takeover effect under certain circumstances. Since the voting rights to be accorded to any series of Preferred Stock remain to be fixed by the Board of Directors, the holders of one or more series of Preferred Stock may, if the Board so authorizes, be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not require a class vote, or might be given a disproportionately large number of votes. Such Preferred Stock could also be convertible into a large number of shares of Common Stock under certain circumstances or have other terms which might render the acquisition of a controlling interest in the Company more difficult or more costly. Shares of Preferred Stock could be privately placed with purchasers who might side with the management of the Company in opposing a hostile tender offer or other attempt to obtain control. The issuance of Preferred Stock as an anti-takeover device might preclude shareholders from taking advantage of a situation which might be favorable to their interests. BioLase has no present intention of issuing Preferred Stock in any manner that might serve as an anti-takeover device.

          Common Stock. The holders of Common Stock are entitled to share equally in dividends on such Common Stock, if, as, and when declared by the Board of Directors, out of funds legally available therefor, subject to the priorities accorded any series of Preferred Stock which may be issued. Upon any liquidation, dissolution, or winding-up of BioLase, the assets of BioLase, after the payment of BioLase debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of Preferred Stock then outstanding, will be distributed pro rata to the holders of the Common Stock.

          The holders of Common Stock do not have preemptive or conversion rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. Unless the nature of the transaction in which shares are to be issued or any applicable statutes require such approval, the Board of Directors has the authority to issue shares of Common Stock without obtaining stockholder approval. Holders of Common Stock are entitled to one vote for each share of Common Stock held of record on all matters submitted to a vote of stockholders. There is no cumulative voting of shares in the election of directors.

          Shares of any series of Preferred Stock could rank senior to Common Stock with respect to, among other things, dividends and liquidation rights and could have voting rights that could, among other things, provide holders of shares of a series of Preferred Stock with more votes per share than those accorded holders of shares of Common Stock, with the right to vote on specified or all matters as a class, and with the right to elect one or more directors as a class.

          Warrants. As of July 7, 1997, Warrants to purchase an aggregate of 700,910 shares of Common Stock were issued and outstanding, composed of Warrants to purchase 500,000 shares of Common Stock issued to purchasers of Units in the Company's October 1996 private placement (the "Unit Warrants"), Warrants to purchase an aggregate of 190,910 shares of Common Stock issued to the placement agent and sub-agents for such private placement (the "Agent Warrants") and Warrants to purchase 10,000 shares of Common Stock issued in December 1996 to a private investor (the "Private Warrants").

          Unit Warrants. Each Unit Warrant expires on December 31, 1998 and entitles the original holder thereof (and certain permitted transferees) under certain conditions to purchase one share of Common Stock at an exercise price of Three Dollars and Fifty Cents ($3.50). The Unit Warrants contain anti-dilution protection with respect to the occurrence of certain events such as stock splits, stock dividends, merger, consolidation, and sale of assets.

          A purchaser of Unit Warrants may exercise such Unit Warrants to purchase 3,333 shares of Common Stock if such purchaser remained the record holder (except for certain permitted transferees), through June 13, 1997, of the Series A Preferred Stock constituting part of the Unit or all of the shares of Common Stock into which such Series A Preferred Stock is converted. The purchaser of that Unit may exercise Unit Warrants to purchase an additional 1,667 shares of Common Stock if such purchaser remains the record holder, through October 11, 1997, of the Series A Preferred Stock constituting part of the Unit or all of the shares of Common Stock into which such Series A Preferred Stock is converted.

          Commencing January 1, 1998, the Company may by written notice to the registered holders thereof call all of the then outstanding Unit Warrants for redemption, provided the closing price for Common Stock in the principal market in which it then trades has equalled or exceeded $6.00 per share for the twenty
(20) trading days preceding the date of such notice. The notice shall specify a redemption date no less than thirty (30) days after the date of such notice on which all Unit Warrants then remaining unexercised and outstanding shall be redeemed by the Company. Between the date of the notice and the redemption date, Unit Warrants may be exercised if otherwise exercisable. In redemption for each Unit Warrant, the Company shall pay to the holder thereof in cash the sum of $0.01.

          In the event of the liquidation, dissolution, or winding-up of the Company, holders of the Unit Warrants will not be entitled to participate in the assets of the Company. Holders of Unit Warrants will have no dividend, voting, preemptive, liquidation, or other rights of a stockholder of the Company. The Company is not required to issue fractional shares of Common Stock upon exercise of the Unit Warrants.

          The Company may at any time, and from time to time, extend the exercise period of the Unit Warrants provided that written notice of such extension is given to the holders thereof prior to the expiration date then in effect. The Company may also, at any time, reduce the exercise price of the Unit Warrants by written notification to the holders thereof.

          Agent Warrants. Each Agent Warrant expires on December 31, 1998 and will entitle the holder thereof to purchase one share of Common Stock at an exercise price of $3.50. The Agent Warrants contain anti-dilution protection with respect to the occurrence of certain events such as stock splits, stock dividends, merger, consolidation, and sale of assets. The Agent Warrants are not subject to call for redemption.

          In the event of the liquidation, dissolution, or winding-up of the Company, holders of the Agent Warrants will not be entitled to participate in the assets of the Company. Holders of Agent Warrants will have no dividend, voting, preemptive, liquidation, or other rights of a stockholder of the Company. The Company is not required to issue fractional shares of Common Stock upon exercise of the Agent Warrants.

          The Company may at any time, and from time to time, extend the exercise period of the Agent Warrants provided that written notice of such extension is given to the holders thereof prior to the expiration date then in effect. The Company may also, at any time, reduce the exercise price of the Agent Warrants by written notification to the holders thereof.

            Private Warrants. The Private Warrants are substantially similar to the Agent Warrants.

          Transfer Agent. U.S. Stock Transfer Corp., 1745 Gardena Avenue, 2nd Floor, Glendale, California 91204 is transfer agent for the Common Stock. The Company acts as Transfer Agent for the Series A Preferred Stock and as Warrant Agent for the Warrants.

                              PLAN OF DISTRIBUTION

            The shares of Common Stock subject to this Prospectus may be sold from time to time by the Selling Stockholders for their own accounts. The Selling Stockholders may offer and sell the shares from time to time in transactions on The Nasdaq SmallCap Market on terms to be determined at the time of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers. Alternatively, the Selling Stockholders may from time to time offer shares of Common Stock offered hereby to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions; such compensation, which may be in excess of normal brokerage commissions, may be paid by the Selling Stockholders and/or purchasers of the shares of Common Stock offered hereby for whom such underwriters, dealers or agents may act. The Selling Stockholders and any dealers or agents that participate in the distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discounts, commissions or concessions received and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. The aggregate proceeds to the Selling Stockholders from sales of the Common Stock offered hereby will be the purchase price of the Common Stock less any brokers' commissions. The Common Stock offered hereby may be sold from time to time in one or more transactions at a fixed price, which may be changed, or at varying prices determined at the time of such sale or at negotiated prices.

          The Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants and Options and offered hereby will be issued by the Company in accordance with the respective terms thereof.

          The Company is contractually obligated to keep this Prospectus current for as long a period as any Warrants remain outstanding and for two years thereafter. The Company may from time to time notify the Selling Stockholders that this Prospectus is not current and that sales of the Common Stock may not occur until the Prospectus is supplemented by sticker or amendment, as appropriate. To the extent required, the specific shares of Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus supplement, or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus forms a part.

            The laws of certain states may require that sale of the shares of Common Stock offered hereby be conducted solely through brokers or dealers registered in those states. In addition, in certain states the shares of Common Stock offered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption therefrom is available.

          Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Stock offered hereby may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of such distribution. In addition, without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by Selling Stockholders.

          The Company will pay substantially all the expenses incurred by the Selling Stockholders and the Company incident to this Offering and the sale of the Common Stock offered hereby to the public, but excluding any underwriting discounts, commissions or transfer taxes. The expenses are estimated to be approximately $75,000.

          The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

            The validity of the Common Stock offered hereby will be passed upon for the Company by Shapiro, Rosenfeld and Close, a Professional Corporation, Los Angeles, California. Alan D. Jacobson, Of Counsel to Shapiro, Rosenfeld and Close, holds options to purchase an aggregate of 40,000 shares of the Company's Common Stock, all of which options are fully vested. Options to purchase 20,000 of such shares have an exercise price of $2.00 per share and expire in 2004; the remaining options have an exercise price of $3.25 per share and expire in 2006.

                                     EXPERTS

          The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for the respective years then ended included in this Prospectus have been audited by Coopers & Lybrand L.L.P., as stated in their report appearing herein, which includes an explanatory paragraph regarding the uncertainty of the Company's ability to continue as a going concern, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          The consolidated financial statements of the Company for the year ended December 31, 1994 have been included herein and in the Registration Statement in reliance upon the authority of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP contains an explanatory paragraph that states that the Company's consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations and shows a need for continued funding that raises substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of that uncertainty.

                             ADDITIONAL INFORMATION

          A registration statement on Form S-1 (the "Registration Statement") relating to the securities offered hereby has been filed by the Company with the Commission. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an Exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the Common Stock being offered hereby, reference is made to the Registration Statement and Exhibits. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, the Pacific Regional Office located at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, the New York Regional Office located at 7 World Trade Center, 13th Floor, New York, New York 10048, and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511, and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. The Commission also maintains a World Wide Web site on the Internet at http:\\www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES


                                                                                Page
                                                                                ----

FINANCIAL STATEMENTS

        Report Of Independent Accountants                                        F-2

        Independent Auditors' Report                                             F-3

        Consolidated Balance Sheets As Of December 31, 1995 And 1996
           And March 31, 1997 (Unaudited)                                        F-4

        Consolidated Statements of Operations For The Years Ended
           December 31, 1994, 1995 And 1996 And For The Three Months
           Ended March 31, 1996 And 1997 (Unaudited)                             F-5

        Consolidated Statements of Stockholders' Equity For The Years
           Ended December 31, 1994, 1995 And 1996 And For The Three
           Months Ended March 31, 1996 And 1997 (Unaudited)                      F-6

        Consolidated Statements of Cash Flows For The Years Ended
           December 31, 1994, 1995 And 1996 And For The Three Months
           Ended March 31, 1996 And 1997 (Unaudited)                             F-7

        Notes To Consolidated Financial Statements                               F-9


SCHEDULES

        Report Of Independent Accountants                                        S-1

        Independent Auditors' Report                                             S-2

        II - Consolidated Valuation And Qualifying Accounts And Reserves         S-3


All Schedules, except Schedule II, have been omitted as the required information is shown in the consolidated financial statements, or notes thereto, or the amounts involved are not significant or the schedules are not applicable.

                       REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
BioLase Technology, Inc.


We have audited the accompanying consolidated balance sheets of BioLase Technology, Inc. and its subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BioLase Technology, Inc. and its subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that BioLase Technology, Inc. will continue as a going concern. As discussed in
Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and shows a need for continued funding that raises substantial doubt about its ability to continue as a going-concern. Management's plans in regard to these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



COOPERS & LYBRAND L.L.P.


Newport Beach, California
March  4, 1997

[KPMG LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Biolase Technology Incorporated:

We have audited the accompanying consolidated statements of operations, changes in shareholders' equity and cash flows of Biolase Technology, Inc. and subsidiaries for the year ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Biolase Technology, Inc. and subsidiaries for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that BioLase Technology, Inc. will continue as a going concern. As discussed in
Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and shows a need for continued funding that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          KPMG PEAT MARWICK LLP

Orange County, California
March 17, 1995

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                                                                  December 31,
                                                                          ----------------------------      March 31,
                                                                              1995            1996             1997
                                                                          ------------    ------------    ------------
                                                                                                           (Unaudited)
                                                     A S S E T S:
Current assets:
   Cash and cash equivalents                                              $  1,565,655    $    349,457    $    460,836
   Marketable securities                                                          --         3,500,000       3,250,000
   Accounts receivable, less allowance of $64,617 at December 31,
       1995, $21,957 at December 31, 1996, and $22,930 at
       March 31, 1997                                                           64,622         145,463         150,933
   Inventories, net of reserves of $491,335 at December 31, 1995,
       $485,154 at December 31, 1996 and at March 31, 1997                     390,928         376,479         518,027
   Prepaid expenses and other current assets                                   170,232          73,723          90,460
                                                                          ------------    ------------    ------------

                  Total current assets                                       2,191,437       4,445,122       4,470,256

Property and equipment, net                                                    289,016         194,078         223,901
Patents, licenses and trademarks, less accumulated amortization of
   $327,614 at December 31, 1995 and 1996, and at March 31, 1997                10,070          31,215          71,167
Other assets                                                                    21,270          18,929          22,482
                                                                          ------------    ------------    ------------

                  Total assets                                            $  2,511,793    $  4,689,344    $  4,787,806
                                                                          ============    ============    ============

                                        LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
   Accounts payable                                                       $     41,880    $    109,582    $    163,124
   Accrued expenses                                                            404,752         615,635         636,728
   Accrued costs related to dissolution of foreign subsidiary                  109,748          46,167          43,074
   Capital lease obligation                                                     22,324            --              --
   Other current liabilities                                                    89,000           3,980            --
                                                                          ------------    ------------    ------------

                  Total liabilities                                            667,704         775,364         842,926
                                                                          ------------    ------------    ------------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, par value $.001, 1,000,000 shares authorized:
     Series A 6% Redeemable Cumulative Convertible Preferred Stock, 1
        share issued and outstanding at December 31, 1996 and at
        March 31,1997                                                             --              --              --
   Common stock, par value, $.001, 50,000,000 shares authorized, issued 11,241,164 at December 31, 1995, 13,129,949 at
     December 31, 1996 and 13,392,449 at March 31, 1997                         11,241          13,130          13,392
   Additional paid-in capital                                               24,169,018      28,700,279      29,498,651
   Accumulated deficit                                                     (22,336,170)    (24,799,429)    (25,567,163)
                                                                          ------------    ------------    ------------

                  Total stockholders' equity                                 1,844,089       3,913,980       3,944,880
                                                                          ------------    ------------    ------------

                  Total liabilities and stockholders' equity              $  2,511,793    $  4,689,344    $  4,787,806
                                                                          ============    ============    ============


See accompanying notes to consolidated financial statements.

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                           Three Months Ended
                                                Years Ended December 31,                        March 31,
                                      --------------------------------------------    ----------------------------
                                          1994            1995            1996            1996            1997
                                      ------------    ------------    ------------    ------------    ------------
                                                                                               (Unaudited)

Sales                                 $  1,135,728    $  1,152,182    $    691,829    $    143,615    $    134,405
Cost of sales                            1,192,305         841,162         559,169         135,823         112,870
                                      ------------    ------------    ------------    ------------    ------------

         Gross profit (loss)               (56,577)        311,020         132,660           7,792          21,535
                                      ------------    ------------    ------------    ------------    ------------

Operating expenses:
   Sales and marketing                     487,785         594,651         618,964         180,141         273,803
   General and administrative            1,008,370         801,013         941,332         152,175         235,987
   Engineering and development           1,351,320         926,752         984,418         180,317         277,440
   Litigation and settlement costs         111,618          33,656          76,938           1,434           5,255
   Provision for patents                   958,850            --              --              --              --
                                      ------------    ------------    ------------    ------------    ------------

         Total operating expenses        3,917,943       2,356,072       2,621,652         514,267         792,485
                                      ------------    ------------    ------------    ------------    ------------

         Loss from operations           (3,974,520)     (2,045,052)     (2,488,992)       (506,475)       (770,950)
                                      ------------    ------------    ------------    ------------    ------------

Other income (expense):
   Interest income (expense)                (1,500)         21,230          25,733           9,757           3,216
   Gain on dissolution of foreign
     subsidiary                            504,405            --              --              --              --
                                      ------------    ------------    ------------    ------------    ------------

         Total other income                502,905          21,230          25,733           9,757           3,216
                                      ------------    ------------    ------------    ------------    ------------

         Loss before extraordinary
             item                       (3,471,615)     (2,023,822)     (2,463,259)       (496,718)       (767,734)

Extraordinary gain on extinguish-
   ment of debt                            421,282            --              --              --              --
                                      ------------    ------------    ------------    ------------    ------------

         Net loss                     ($ 3,050,333)   ($ 2,023,822)   ($ 2,463,259)   ($   496,718)   ($   767,734)
                                      ============    ============    ============    ============    ============

Loss per share of common stock:
   Loss before extraordinary gain     ($      0.45)   ($      0.21)   ($      0.21)   ($      0.04)   ($      0.06)
   Extraordinary gain                         0.05            --              --              --              --
                                      ------------    ------------    ------------    ------------    ------------

         Net loss per share           ($      0.40)   ($      0.21)   ($      0.21)   ($      0.04)   ($      0.06)
                                      ------------    ------------    ------------    ------------    ------------

Weighted average shares outstanding
                                         7,671,118       9,850,961      11,531,527      11,253,818      13,237,060
                                      ============    ============    ============    ============    ============


See accompanying notes to consolidated financial statements.

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                               Foreign
                               Preferred Stock    Common Stock     Additional     Receivable                  Currency
                               ---------------  ----------------     Paid-In        From       Accumulated   Translation
                               Shares   Amount  Shares    Amount     Capital     Stockholders    Deficit      Adjustment    Total
                               ------   ------  ------    ------   ----------    ------------  -----------   ------------ ---------
Balances at January 1, 1994                    7,381,053   $7,381   $20,064,376    $(296,154)   $(17,262,015)  $177,078  $2,690,666

Issuance of common stock for
  services                                         1,250        1         2,968         --             --           --        2,969
Private placements of common
  stock                                          979,800      980     2,053,153         --             --           --    2,054,133
Stock issued upon
  extinguishment of debt                          50,000       50        74,950         --             --           --       75,000
Issuance of shares for
  fractional interest
  on reverse split                                     9     --          --             --             --           --         --
Earned escrow shares                                --       --          --           88,246           --           --       88,246
Write-off of receivable from
  stockholders                                      --       --        (178,534)     178,534           --           --         --
Effect of dissolution of
  foreign subsidiary                                --       --          --             --             --      (177,078)   (177,078)
Net loss                                            --       --          --             --        (3,050,333)       --   (3,050,333)
                                             -----------  -------   -----------    ---------    ------------   ---------  ---------

Balances at December 31, 1994                  8,412,112    8,412    22,016,913      (29,374)    (20,312,348)       --    1,683,603

Private placements of common
  stock                                        2,300,000    2,300     1,290,407         --             --           --    1,292,707
Exercise of stock options                         39,150       39        67,986         --             --           --       68,025
Exercise of stock purchase
  warrants                                       489,900      490       793,712         --             --           --      794,202
Issuance of shares for
  fractional interest on
  reverse split                                        2     --          --             --             --           --         --
Earned escrow shares                                --       --          --           29,374           --           --       29,374
Net loss                                            --       --          --             --        (2,023,822)       --   (2,023,822)
                                             -----------  -------   -----------    ---------   ------------    ---------  ---------
Balances at December 31, 1995                 11,241,164   11,241    24,169,018         --       (22,336,170)       --    1,844,089

Private placement of preferred
  stock                         100    $ --         --       --       4,400,000         --             --           --    4,400,000
Exercise of stock options        --      --       88,766       89       133,061         --             --           --      133,150
Conversion of preferred stock
  to common stock               (99)     --    1,800,018    1,800        (1,800)        --             --           --         --
Issuance of shares for
  fractional interest on
  reverse split                  --      --            1     --          --             --             --           --         --
Net loss                         --      --         --       --          --             --        (2,463,259)       --   (2,463,259)
                                ---    ----  -----------  -------   -----------    ---------    ------------   --------- ----------

Balances at December 31, 1996     1      --   13,129,949   13,130    28,700,279         --       (24,799,429)       --    3,913,980

Private placement of common
  stock (unaudited)              --      --      200,000      200       719,685         --             --           --      719,885
Exercise of stock options
  (unaudited)                    --      --       62,500       62        78,687         --             --           --       78,749
Net loss (unaudited)             --      --         --       --          --             --          (767,734)       --     (767,734)
                                ---    ----  -----------  -------   -----------    ---------    ------------   --------- ----------

Balances at March 31, 1997
  (unaudited)                     1    $ --   13,392,449  $13,392   $29,498,651    $    --      $(25,567,163)  $    --   $3,944,880
                                ===    ====  ===========  =======   ===========    =========    ============   ========= ==========


See accompanying notes to consolidated financial statements.

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                               Three Months Ended
                                                       Years Ended December 31,                      March 31,
                                              ----------------------------------------     --------------------------
                                                 1994           1995           1996            1996           1997
                                              ----------     ----------     ----------     -----------    -----------
                                                                                                   (Unaudited)
Cash flows from operating activities:
   Net loss                                  ($3,050,333)   ($2,023,822)   ($2,463,259)   ($  496,718)   ($  767,734)
   Adjustments to reconcile net loss to
     net cash used by operating
     activities:
     Gain on foreign subsidiary
        dissolution, including cash
        surrendered of $19,403                  (523,808)          --             --             --             --
     Extraordinary gain on extinguishment
        of debt                                 (421,282)          --             --             --             --
     Earned escrow shares of common stock         88,246         29,374           --             --             --
     Depreciation and amortization               432,043        183,442        149,746         39,111         30,463
     Issuance of common stock for services         2,969           --             --             --             --
     Provision for bad debts                     (10,335)           337         (5,900)          --             --
     Provision for inventory write-off            23,460         24,500         37,663           --             --
     Provision for patents                       958,850           --             --             --             --
     Changes in assets and liabilities:
        Accounts receivable                      129,388        (14,689)       (74,941)        32,790         (5,470)
        Inventories                             (148,280)       228,664        (23,214)       (94,586)      (141,548)
        Prepaid expenses and other assets        113,022        (46,762)        98,850         60,651        (20,290)
        Accounts payable                        (114,199)       (37,561)        67,702         (9,099)        53,542
        Accrued expenses                         (43,808)       (16,633)       210,883         13,567         21,093
        Accrued costs related to
          dissolution of foreign
          subsidiary                             (53,041)       (17,526)       (63,581)        (6,700)        (3,093)
        Other current liabilities                 (2,000)        18,000        (85,020)       (23,000)        (3,980)
                                              ----------     ----------     ----------     -----------    -----------

         Net cash used by operating
            activities                        (2,619,108)    (1,672,676)    (2,151,071)      (483,984)      (837,017)
                                              ----------     ----------     ----------     -----------    -----------

Cash flows from investing activities:
   Purchase of marketable securities                --             --       (4,000,000)          --             --
   Sale of marketable securities                    --             --          500,000           --          250,000
   Additions to property and
     equipment                                   (53,387)       (47,041)       (54,808)       (23,967)       (60,286)
   Additions to patents, licenses
     and trademarks                              (53,264)       (10,070)       (21,145)        (6,163)       (39,952)
                                              ----------     ----------     ----------     -----------    -----------

         Net cash (used) provided by
            investing activities                (106,651)       (57,111)    (3,575,953)       (30,130)       149,762
                                              ----------     ----------     ----------     -----------    -----------


Continued

See accompanying notes to consolidated financial statements.

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued


                                                                                                  Three Months Ended
                                                           Years Ended December 31,                    March 31,
                                                  ----------------------------------------    --------------------------
                                                      1994           1995          1996           1996           1997
                                                  -----------    -----------   -----------    -----------    -----------
                                                                                                     (Unaudited)
Cash flows from financing activities:
   Payments of capital lease obligations          ($  134,814)  ($    21,533) ($    22,324)  ($     5,557)   $      --
   Proceeds from issuance of common
     stock, net                                     2,054,133      1,292,707          --             --          719,885
   Proceeds from exercise of stock options               --           68,025       133,150         33,742         78,749
   Proceeds from exercise of stock
     purchase warrants                                   --          794,202          --             --             --
   Proceeds from issuance of preferred
     stock, net                                          --             --       4,400,000           --             --
                                                  -----------    -----------   -----------    -----------    -----------

         Net cash provided by
            financing activities                    1,919,319      2,133,401     4,510,826         28,185        798,634
                                                  -----------    -----------   -----------    -----------    -----------

         Increase (decrease) in cash
            and cash equivalents                     (806,440)       403,614    (1,216,198)      (485,929)       111,379

Cash and cash equivalents at beginning of
   period                                           1,968,481      1,162,041     1,565,655      1,565,655        349,457
                                                  -----------    -----------   -----------    -----------    -----------

Cash and cash equivalents at end of period        $ 1,162,041    $ 1,565,655   $   349,457    $ 1,079,726    $   460,836
                                                  ===========    ===========   ===========    ===========    ===========

Supplemental cash flow disclosure:

   Cash paid during the period for
     interest                                     $    27,605    $    13,312   $     4,410    $     1,625    $       913
                                                  ===========    ===========   ===========    ===========    ===========

Noncash financing activities:

   Issuance of common stock for debt              $    75,000    $      --     $      --      $      --      $      --
                                                  ===========    ===========   ===========    ===========    ===========
   Conversion of preferred stock to
     common stock                                 $      --      $      --     $ 4,356,000    $      --      $      --
                                                  ===========    ===========   ===========    ===========    ===========


See accompanying notes to consolidated financial statements.

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (Information at March 31, 1997 and for the three-month periods ended March 31, 1996 and 1997 is unaudited)


1.       Summary Of Significant Accounting Policies:

         BioLase Technology, Inc. (the "Company"), which changed its name from Laser Medical Technology, Inc. in May 1994, was incorporated in Delaware in February 1987 as Pamplona Capital Corp. ("Pamplona"). Also in 1987, Pamplona acquired 77% of the outstanding shares of Societe Endo Technic, S.A. ("SET"), a French corporation, which in turn had a 100%-owned subsidiary, Societe Endo Technic, Inc., doing business as Endo Technic Corporation (a California corporation). In connection with the dissolution of SET (Note 10), the Company purchased certain assets of SET, including 100% of the stock of Societe Endo Technic, Inc., for nominal consideration.

         The Company's primary business is the design, development, manufacturing and marketing of advanced laser products for dental and other surgical applications, and the distribution of endodontic products manufactured by third parties.

         Principles Of Consolidation:

         The consolidated financial statements include the accounts of BioLase Technology, Inc. and its subsidiary after eliminating intercompany accounts and transactions. Losses of SET which were otherwise allocable to the minority interest, but which were cumulatively in excess of such minority interest, were charged to the Company's results of operations until the dissolution of SET in 1994 (Note 10).

         Interim Information:

         The accompanying financial statements at March 31, 1997 and for the three-month periods ended March 31, 1996 and 1997 are unaudited. These financial statements reflect all adjustments, consisting of only normal recurring adjustments which, in the opinion of management, are necessary for a fair statement of the financial position at March
         31, 1997, and the results of operations for the three-month periods ended March 31, 1996 and 1997. The results of operations for the three-month period ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

         Revenue Recognition:

         Sales and related cost of sales are recognized upon shipment of products. The Company's laser-based products and endodontic handpieces are generally under warranty against defects in material and workmanship for a period of one year.

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


1.       Summary Of Significant Accounting Policies, Continued:

         Cash Equivalents:

         The Company considers all highly liquid debt instruments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents are carried at cost, which approximates market.

         At December 31, 1995 and 1996, and at March 31, 1997, the Company had approximately $1,533,000, $161,000 and $254,000, respectively, of cash balances that were in excess of the federally-insured limit of $100,000 per bank.

         Marketable Securities:

         Marketable securities consist of United States government treasury notes having maturities greater than three months at the time of acquisition, which are readily saleable. Marketable securities are carried at cost, which approximates market value.

         Inventories:

         Inventories are valued at the lower of cost or market (determined by the first-in, first-out method).

         Property And Equipment:

         Property and equipment, including property under capital lease agreements, are carried at cost less accumulated depreciation and amortization. Maintenance and repairs are expensed as incurred. Upon sale or disposition of assets, any gain or loss is included in the consolidated statement of operations.

         The cost of property and equipment is generally depreciated using the straight-line method over the estimated useful lives of the respective assets, which are generally not greater than five years. Leasehold improvements are amortized over the lesser of the estimated useful lives of the assets or the related lease terms.

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


1.       Summary Of Significant Accounting Policies, Continued:

         Patents, Licenses And Trademarks:

         Costs incurred to establish and successfully defend patents, licenses and trademarks, and to acquire product and process technology are capitalized. All amounts assigned to these patents, licenses and trademarks are amortized on a straight-line basis over an estimated eight-year useful life.

         The Company has assigned a value to certain patents which were transferred to the Company by a then significant stockholder equal to the stockholder's cost basis of $10,100 per patent plus capitalizable costs incurred after acquisition by the Company.

         The continuing carrying value of patents, licenses and trademarks is assessed based upon the Company's operating experience, expected cash flows from related products and other factors as deemed appropriate (Note 12).

         Engineering And Development:

         Company-sponsored engineering and development costs related to both present and future products are expensed as incurred.

         Estimates:

         The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes:

         The Company follows Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences


Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


1.       Summary Of Significant Accounting Policies, Continued:

         Income Taxes, Continued:

         are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         Stock-Based Compensation:

         The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 defines a fair value based method of accounting for an employee stock option. Fair value of the stock option is determined considering factors such as the exercise price, the expected life of the option, the current price of the underlying stock and its volatility, expected dividends on the stock, and the risk-free interest rate for the expected term of the option. Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period. Pro forma disclosures for entities that elect to continue to measure compensation cost under the intrinsic method provided by Accounting Principles Board No. 25 must include the effects of all awards granted in fiscal years that begin after December 15, 1994 (Note 9).

         Loss Per Share And Shares Outstanding:

         Loss per share was determined by dividing the net loss by the weighted average number of shares outstanding during the applicable period. Common stock equivalents, which consist of stock options and stock purchase warrants, have been excluded from per share calculations, as the effect of these common stock equivalents is anti-dilutive. The shares outstanding and other share information have been adjusted for all periods presented to reflect the one-for-four reverse stock split which occurred on February 15, 1994.

Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


1.       Summary Of Significant Accounting Policies, Continued:

         Recently Issued Accounting Pronouncements:

         In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires companies to adopt its provisions for fiscal years beginning after December 15, 1997 and requires restatement of all prior period earnings per share ("EPS") data presented. Earlier application is not permitted. SFAS No. 128 specifies the computation, presentation and disclosure requirements for EPS. The implementation of SFAS No. 128 is not expected to have a material effect on the EPS data presented by the Company.


2.       Basis Of Presentation:

         The Company's consolidated financial statements have been presented on the basis that it will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company reported net losses of $3,050,333, $2,023,822 and $2,463,259 for the years ended December 31,
         1994, 1995 and 1996, respectively, and $767,734 for the three-month period ended March 31, 1997, and has an accumulated deficit of $25,567,163 at March 31, 1997. These recurring losses and the need for continued funding, discussed below, raise substantial doubt about the Company's ability to continue as a going concern.

         The Company remains dependent upon its ability to obtain outside financing either through the issuance of additional shares of its common stock or preferred stock or through borrowings until it achieves sustained profitability through increased sales, continued efforts of engineering redesign, and cost curtailment. The Company's focus has been realigned to emphasize the marketing of its laser-based HydroKinetic(TM) tissue cutting systems (the Millennium(TM)) and LaserBrush(TM) and the continued development of biomaterial products and cost-effective laser technologies for medical and dental surgical applications.


Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


2.       Basis Of Presentation, Continued:

         Based on the Company's current business plan, working capital should be sufficient to enable the Company to meet its obligations through mid-1998, at which point the Company would be dependent upon either the successful marketing of its Millennium(TM) and its soon-to-be-released LaserBrush(TM) or additional financing. There are no assurances that the Company will be successful in either marketing its new products or obtaining financing required to sustain its operations. If unsuccessful, the Company's ability to meet its obligations and to continue operations could be impaired. The consolidated financial statements do not give effect to any adjustments that might be necessary if the Company were unable to meet its obligations or continue operations.

         Financing the development of laser-based medical and dental products and operations of the Company has been achieved principally through private placements of preferred and common stock and the exercise of stock options and stock purchase warrants. During the three years ended December 31, 1996, and the three-month period ended March 31, 1997, the Company has raised approximately $7,747,000 and $720,000, respectively, of equity funds. Management believes that significant additional resources will be required to complete the FDA approval process seeking authorization for the use of the Company's HydroKinetic(TM) and laser-based technologies for hard-tissue and dermatological applications and to fund the Company's working capital in the event the marketing of its new products does not generate sufficient profitability and cash flow by mid-1998. The Company expects to generate the necessary resources through the sale of its new products or through the issuance of equity securities in either public offerings or private placements, or through debt financing. No assurance can be given, however, that the Company will be able to obtain such resources.


3.       Inventories:

         Inventories consist of the following:

                                         December 31,             March 31,
                                  -----------------------
                                    1995            1996             1997
                                  -------         -------          -------

         Raw materials           $178,669        $ 96,823         $134,036
         Work-in-process             -               -             148,000
         Finished goods           212,259         279,656          235,991
                                 --------        --------         --------

                                 $390,928        $376,479         $518,027
                                 ========        ========         ========

Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


4.       Property And Equipment:

         Property and equipment consist of the following:

                                             December 31,
                                      --------------------------      March 31,
                                         1995            1996           1997
                                      ----------      ----------     ----------

         Leasehold improvements       $  149,282      $  149,282     $  149,282
         Equipment and computers         674,575         725,882        737,320
         Furniture and fixtures          103,707         107,208        156,056
         Demonstration units             247,354         247,354        247,354
                                      ----------      ----------     ----------

                                       1,174,918       1,229,726      1,290,012
            Less, Accumulated
              depreciation
              and amortization          (885,902)     (1,035,648)    (1,066,111)
                                      ----------       ---------      ---------

                                      $  289,016      $  194,078     $  223,901
                                      ==========      ==========     ==========

         Included in property and equipment are assets held under capital leases of approximately $16,600 and $1,027 at December 31, 1995 and 1996, respectively, net of accumulated amortization.


5.       Related Party Transactions:

         Effective February 8, 1994, Dr. Guy Levy resigned as a member of the Board of Directors. A settlement of Dr. Levy's employment agreement was subsequently negotiated which resulted in the Company obtaining all patents and patent-pending applications held by Dr. Levy related to the Company's business and provided that Dr. Levy will not compete with the Company for a period of three years. The Company paid Dr. Levy a lump sum of $100,000 and issued 50,000 shares of the Company's common stock having a market value of $75,000, subject to certain restrictions, for payment in full of all royalties due or which may have become due with respect to assigned patents and patent-pending applications. Such payment was reduced by $20,000 to repay to the Company a loan that had been previously guaranteed by Dr. Levy. Accordingly, in 1994, the Company recognized an extraordinary gain on the extinguishment of royalties payable to Dr. Levy of $421,282, or $.05 per share.

Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


6.       Accrued Expenses:

         Accrued expenses consist of the following:

                                                         December 31,
                                                   ------------------------         March 31,
                                                     1995             1996             1997
                                                   --------         -------          -------

         Accrued professional fees                 $138,596        $158,416         $127,101
         Accrued legal and settlement costs          28,524          88,292          149,791
         Accrued private placement costs                -            72,984           71,272
         Sales tax payable                           48,331          46,514           48,643
         Accrued rent                                41,049          32,253           30,054
         Accrued warranty                            57,164          15,000           15,000
         Accrued vacation                            25,490          48,354           53,901
         Other                                       65,598         153,822          140,966
                                                   --------        --------         --------

                                                   $404,752        $615,635         $636,728
                                                   ========        ========         ========

7.       Litigation:

         A suit entitled Dental World, Inc. v. BioLase Technology, Inc., f/k/a Laser Medical Technology, Inc., filed September 18, 1995 in the United States District Court for the Southern District of Texas has been settled. The complaint sought damages in excess of $250,000 based upon claims of negligence, product liability, breach of express and implied warranties, and violation of the consumer provisions of the Texas Deceptive Trade Practices Act, arising out of the Company's April 1992 sale of a Laser-35 to the plaintiff. On March 3, 1997, the Company agreed to pay the plaintiff $50,000 and the plaintiff agreed to return to the Company the subject Laser-35.

         On April 26, 1995, the Company was named as an additional defendant in Hazel Lefern Moore v. David A. Pyner, D.D.S., Florida Dental Team, P.A., Princeton Medical Management Southeast, Inc. and Laser Endo Technic, Inc., initially filed in the 17th Judicial Circuit in and for Broward County, Florida on April 21, 1994. The plaintiff alleges that she under- went laser dental surgery with a laser allegedly produced by the Company and seeks unspecified damages from the Company on theories of product liability, based on allegations that the laser was defective by reason of design, manufacture and lack of product warnings. The Company has answered the complaint, denying the majority of plaintiff's material factual allegations and asserting various affirmative defenses. The Company is

Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


7.       Litigation, Continued:

         vigorously contesting liability. The case has not yet been set for trial, and discovery is ongoing. The Company believes that liability, should any result from plaintiff's claims, would be covered by insurance.

         Trans Leasing International v. Elie M. Makhoul v. Laser Endo Technic Corporation, was filed July 6, 1994 in the Circuit Court of Cook County, Illinois, Municipal Department, First District. This action involves a third-party claim against the Company in a suit in which a dentist, who was the lessee of a dental laser system manufactured by the Company, had been sued for breach of the equipment lease by the financing institution that was the lessor. The theories of the third-party plaintiff include common law fraud, violation of the Consumer Fraud and Deceptive Business Practices Act, and intentional and negligent misrepresentations. The third-party claim against the Company in this action is for $78,408 in compensatory damage, $15,000 in lost profits, $50,000 in punitive damages, and attorney's fees and related costs. The Company intends to defend against the claims vigorously. The case has been inactive since the third-party plaintiff filed for protection under the U.S. Bankruptcy Law on July 10, 1995.

         The Company does not believe that these lawsuits or any other lawsuits to which it is a party will have a material adverse effect on the Company's results of operations or its financial condition.


8.       Lease Commitments:

         The Company leases plant and office facilities under long-term operating leases. The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining non-cancellable lease terms in excess of one year are as follows:

         Fiscal Years Ending December 31,
         --------------------------------
               1997                            $139,386
               1998                             139,386
               1999                             139,386
               2000                              92,924
                                               --------
                                               $511,082
                                               ========

Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


8.       Lease Commitments, Continued:

         Rent expense was $122,805, $148,775, $136,938 and $34,477 for the years ended December 31, 1994, 1995, 1996 and for the three months ended March 31, 1997, respectively.


9.       Stockholders' Equity:

         Equity Financing:

         The Company has raised equity capital through several private offerings during the three years ended December 31, 1996 and the three months ended March 31, 1997 as follows:

                                                         Number
                                                        Of Shares
                                                        Of Common           Net Cash
                                                          Stock          Consideration
                                                       -----------       -------------
         Years Ended December 31,
         ------------------------

                   1994                                  979,800*         $2,054,133
                   1995                                2,300,000          $1,292,707
                   1996                                1,800,018**        $4,400,000

         Three months ended March 31, 1997               200,000         $   719,885

          *Includes 29,800 shares issued as commissions in 1994.
         **Excludes one share of Preferred Stock - see below.

         Preferred Stock:

         On October 16, 1996, the Company completed a private placement (the "Placement") in which the Company issued and sold 100 units, each consisting of one share of its Series A 6% Redeemable Cumulative Convertible Preferred Stock (the "Preferred Stock") which, at the option of the holder, may be converted into a variable number of shares of common stock that cannot exceed 18,182 shares, and 5,000 Redeemable Common Stock Purchase Warrants (the "Placement Warrants") expiring 1998 which are exercisable under certain conditions. Gross proceeds in the Placement were $5,000,000 and net proceeds, after commissions of $400,000 and estimated expenses, were $4,400,000.


Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


9.       Stockholders' Equity, Continued:

         In November 1996, 99 of the 100 shares of Preferred Stock were converted to common stock at a rate of 18,182 common shares for each preferred share, resulting in an aggregate conversion to 1,800,018 shares of common stock. The shares of common stock issued upon the conversion are "restricted securities" as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). Accordingly, such shares may be resold only pursuant to a registration statement under the Act or in accordance with an exemption from such registration requirement. The Company is obligated to file a registra-tion statement covering the resale of such shares of common stock.

         Common Stock:

         On February 28, 1997, the Company completed a private placement in which it issued and sold 200,000 shares of its common stock to an accredited investor (the "Investor"). Gross proceeds from the private placement were $725,000 before direct expenses of approximately $5,000. The shares of common stock issued in connection with the private placement are "restricted securities" as defined in Rule 144 promulgated under the Act. Accordingly, such shares may be resold only pursuant to a registration statement under the Act or in accordance with an exemption from such registration requirement. The Company is obligated to file a registration statement covering the resale of such shares.

         The Company has occasionally issued shares of its common stock to individuals for services rendered. The estimated fair value of the common stock was charged to earnings as compensation for these services. No shares were issued for services in 1995, 1996 or for the three-month period ended March 31, 1997, and 1,250 shares valued at $2,968 were issued for services in 1994.

         Common Stock Options And Warrants:

         The Company has adopted the 1990 Stock Option Plan (the "1990 Plan"), the 1992 Stock Option Plan (the "1992 Plan") and the 1993 Stock Option Plan (the "1993 Plan" and collectively with the 1990 Plan and 1992 Plan, the "Plans"). Each of the Plans enable the Company to offer equity participation to employees, officers, directors and consultants of the Company through stock options and, with respect to the 1990 and 1992 Plans, stock appreciation rights.


Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


9.       Stockholders' Equity, Continued:

         Common Stock Options And Warrants, Continued:

         A total of 375,000 shares of common stock were authorized for issuance under the 1990 Plan, of which, at March 31, 1997, 83,000 had been issued upon option exercise, 165,750 were reserved for issuance upon exercise of outstanding options and 126,250 were available for the granting of additional options. A total of 150,000 shares of common stock were authorized for issuance under the 1992 Plan, of which, at March 31, 1997, 46,516 shares had been issued upon option exercise, 80,875 were reserved for issuance upon exercise of outstanding options, and 22,609 were available for the granting of additional options. A total of 1,500,000 shares of common stock were authorized for issuance under the 1993 Plan, of which, at March 31, 1997, 60,900 had been issued upon option exercise, 897,785 were reserved for issuance upon exercise of outstanding options, and 541,315 were available for the granting of additional options. Any shares which are reserved for issuance under an outstanding option which expires or terminates unexercised, or any shares which are used by participants to pay all or part of the purchase price of any option exercised, may again be reserved for issuance upon exercise of newly granted options under the respective Plans. However, shares with respect to which stock appreciation rights have been exercised may not again be made subject to an award.

         At the discretion of a committee comprised of non-employee directors or other non-employees appointed by the Board of Directors (the "Committee"), employees, officers, directors and consultants of the Company and its subsidiary may become participants in the Plans upon receiving grants in the form of stock options or, in the case of the 1990 and 1992 Plans, stock appreciation rights.

         Stock options may be granted as nonqualified stock options or incentive stock options, but incentive stock options may not be granted at a price less than 100% of the fair market value of the stock as of the date of grant (110% as to any 10% stockholder at the time of grant); nonqualified stock options may not be granted at a price less than 85% of the fair market value of the stock as of the date of grant. Stock options may be exercised no more than ten years after the date of grant and no more than three years after death or disability, whichever occurs earlier. In the case of options granted under the 1993 Plan, payment of the purchase price for shares of stock acquired through the exercise of stock options must be paid in cash. At the discretion of the Committee, the purchase price for shares of stock acquired through the exercise of stock options under the 1990 and 1992 Plans may be paid


Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


9.       Stockholders' Equity, Continued:

         Common Stock Options And Warrants, Continued:

         by cash, shares of common stock valued at their fair market value at the date of exercise or by delivery of recourse promissory notes or a combination of notes, cash and shares of the Company's common stock. Incentive stock options have not been awarded under any of the Plans to date. The following table summarizes the activity under the Plans:

                                                                            Option Price Per
                                                            Shares                 Share
                                                          ----------         ---------------

         Options outstanding, December 31, 1993              642,500        $2.00   - $16.00
                Granted                                      473,750         2.00   -   2.38
                Surrendered                                 (250,250)        2.00   -  16.00
                                                          ----------         ---------------

         Options outstanding, December 31, 1994              866,000         2.00   -  10.50
                Granted                                      725,000         0.75   -   7.20
                Exercised                                    (39,150)        1.50   -   2.38
                Surrendered                                 (412,400)        1.50   -   2.38
                                                          ----------         ---------------

         Options outstanding, December 31, 1995            1,139,450         0.75   -  10.50
                Granted                                      318,335         2.53   -   4.13
                Exercised                                    (88,766)             1.50
                Surrendered                                  (67,109)        1.50   -   2.80
                                                          ----------         ---------------

         Options outstanding, December 31, 1996            1,301,910         0.75   -  10.50
                Exercised                                    (62,500)        0.75   -   1.50
                Surrendered                                  (95,000)        4.13   -   7.20
                                                          ----------         ---------------

         Options outstanding, March 31, 1997               1,144,410        $0.75   - $10.50
                                                          ==========         ===============

         Options exercisable, March 31, 1997                 908,836        $0.75   - $10.50
                                                          ==========         ===============

         Stock options granted under the 1990 Plan may include the right to acquire an Accelerated Ownership Nonqualified Stock Option ("AO"). If an option grant contains the AO feature and if the participant pays all or part of the purchase price of the option with shares of the Company's common stock held by the participant for at least six months, then upon exercise of the option, the participant is granted an AO to purchase at the fair market value as of the date of the AO grant the number of shares of common stock of the Company

         Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


9.       Stockholders' Equity, Continued:

         Common Stock Options And Warrants, Continued:

         equal to the sum of the number of whole shares used by the participant in payment of the purchase price and the number of whole shares, if any, withheld by the Company as payment for withholding taxes. An AO may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the option to which the AO is related. At March 31, 1997, 50,000 options outstanding under the 1990 Plan include the AO feature.

         In addition to the option plans discussed above, the Company has several agreements with certain vendors and other persons under which options, not under any of the Plans, to purchase shares of the Company's common stock have been granted. The shares issuable upon exercise of such options have not been registered under the Act.

         The following table summarizes option transactions outside the Company's option plans:

                                                                                     Option Price Per
                                                                           Shares         Share
                                                                           -------   ----------------

         Options outstanding, December 31, 1993                            103,750   $0.80  -  $12.00
                Granted                                                        -            -
                Surrendered                                                 (1,250)       0.80
                                                                           -------   ----------------

         Options outstanding, December 31, 1994                            102,500    5.00  -   12.00
                Granted                                                     20,000        2.00
                Surrendered                                                    -            -
                                                                           -------   ----------------

         Options outstanding, December 31, 1995                            122,500    2.00  -   12.00
                Granted                                                        -            -
                Surrendered                                                    -            -
                                                                           -------   ----------------

         Options outstanding, December 31, 1996                            122,500    2.00  -   12.00
                Granted                                                         -           -
                Surrendered                                                     -           -
                                                                           -------   ----------------

         Options outstanding, March 31, 1997                               122,500   $2.00  -  $12.00
                                                                           =======   ================

         Options exercisable, March 31, 1997                               120,000   $2.00  -  $12.00
                                                                           =======   ================

         Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


9.       Stockholders' Equity, Continued:

         Common Stock Options And Warrants, Continued:

         The majority of all the Company's options outstanding and exercisable at December 31, 1996 and March 31, 1997 are at an exercise price of between $0.75 and $3.00. Additionally, at December 31, 1996, the weighted average exercise price for options exercisable was $2.97 with a weighted average remaining term of 6.5 years. At March 31, 1997, the weighted average exercise price for options exercisable was $2.82 with a weighted average remaining term of 6.7 years.

         Warrants to purchase 489,900 shares of common stock at $3.25 per share were issued in conjunction with a placement of the Company's common stock in 1994, including 14,900 warrants issued as commission to the placement agent. The warrants included a call feature whereby the Company had the right, upon thirty days' notification, to call such warrants for redemption at any time the market price per share exceeded 138.46% of the exercise price for ten consecutive trading days. In the event of such a call, the Company could redeem any warrants remaining outstanding at the end of the notification period for nominal consideration.

         On June 2, 1995, the Company reduced the exercise price of such warrants from $3.25 to $1.625 per share, which had the effect of making the warrants subject to call when the common stock traded at or above $2.25 per share. The closing bid price of the Company's common stock on June 2, 1995 was $0.6875 per share. On August 24, 1995, the Company called for redemption all such warrants which would be outstanding on September 25, 1995. All of the outstanding warrants were exercised prior to the redemption date. The Company issued 489,900 shares of its common stock upon exercise of the warrants; net proceeds received aggregated $794,202, excluding direct expenses of $1,885.

         In October 1996, the Company issued 500,000 Placement Warrants expiring October 16, 1998, each entitling the holder to purchase one share of common stock at $3.50 per share under certain conditions. An additional 190,910 warrants, expiring December 31, 1998, were also issued in connection with the Placement, which are also exercisable at $3.50 per share.

         On December 2, 1996, the Company granted warrants to purchase 10,000 shares of common stock at $3.50 per share to consultants. These warrants expire December 31, 1998.

         Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


9.       Stockholders' Equity, Continued:

         Pro Forma Effect Of Stock-Based Compensation:

         The Company has adopted the disclosure-only provisions of SFAS No. 123. Had compensation cost been determined based on the fair value of awards under the 1990, 1992 and 1993 Plans on the respective dates of grant in a manner consistent with the method promulgated by SFAS No. 123, the Company's net loss and loss per share would have been increased to the pro forma amounts below:

                                                For The Years Ended
                                                    December 31,
                                             ---------------------------
                                                1995             1996
                                             ----------       ----------
              Net loss:
                As reported                 ($2,023,822)     ($2,463,259)
                Pro forma                   ($2,073,714)     ($2,730,811)

              Loss per share:
                As reported                  ($0.21)          ($0.21)
                Pro forma                    ($0.21)          ($0.24)

         The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option pricing model. The assumptions used for the Black-Scholes computation for the years ended December 31, 1995 and 1996 are as follows: the risk-free interest rate was the U.S. Zero Coupon Bond rate for the corresponding grant date, ranging from 5.68% to 7.46% in 1995 and 5.4% to 5.64% in 1996; the exercise price is equal to the fair market value of the underlying common stock at the grant date; the expected life of the option is the term to expiration, ranging from 1-4 years; volatility is 53.02%; and the common stock will pay no dividends.


10.      Dissolution Of SET:

         In March 1994, the Board of Directors of SET, a French corporation 77% owned by the Company, authorized the Director General of SET to advise the French Commercial Court of its inability to pay its debts. Accordingly, the Commercial Court ordered the dissolution of SET. As the Company no longer had control over the operations of SET, such operations are excluded from the consolidated results of the Company in 1994, 1995 and 1996.

         Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


10.      Dissolution Of SET, Continued:

         In 1994, the Company recognized a loss on its investment in SET of $1,697,032, offset by a reversal of losses previously recognized in consolidation of $2,201,437. The net result was a recognized gain of $504,405, including the effect of the reversal of the cumulative foreign currency translation adjustment of $177,078.


11.      Income Taxes:

         The following table presents the current and deferred provision for federal and state income taxes for the years ended December 31, 1994, 1995 and 1996:

                                       1994        1995       1996
                                      -----       -----      -----
         Current:
            Federal                  $  -        $  -       $  -
            State                     1,600       1,600      1,600
                                      -----       -----      -----

                                      1,600       1,600      1,600
         Deferred:
            Federal                     -           -          -
            State                       -           -          -
                                      -----       -----      -----

                                     $1,600      $1,600     $1,600
                                      =====       =====      =====

         The foregoing tax provisions are included in general and administrative expense in the accompanying consolidated statements of operations.

         Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


11.      Income Taxes, Continued:

         The effects of temporary differences which give rise to deferred tax provision (benefit) at December 31, 1994, 1995 and 1996 consist of:

                                                      1994            1995             1996
                                                   ---------       ---------        ---------

         Property and equipment                  $      -         $  320,965      $    20,796
         Reserves not currently deductible           136,000        (346,611)         (89,418)
         Inventories                                    -             41,518           (7,925)
         Capital loss carryforward                   256,000          21,498             -
         State taxes                                    -                770             (226)
         Net operating losses                      1,173,500       1,395,841        1,462,117
                                                   ---------       ---------        ---------

                                                   1,565,000       1,433,981        1,385,344

            Change in valuation allowance         (1,565,000)     (1,433,981)      (1,385,344)
                                                   ---------       ---------        ---------

                      Total                      $      -        $      -         $      -
                                                   =========       =========        =========

         The provision (benefit) for income taxes differs from the amount that would result from applying the federal statutory rate at December 31, 1994, 1995 and 1996 as follows:

                                                               1994        1995       1996
                                                               ----        ----       ----

         Statutory regular federal income tax rate           (34.0%)     (34.0%)    (34.0%)
         State income taxes, net of federal benefit            0.1         0.1        0.1
         Loss due to deconsolidation                         (24.5)         -          -
         Change in valuation allowance                        57.7        33.6       36.1
         Other                                                 0.7         0.3       (2.2)
                                                             -----       -----      -----

                      Total                                    0.0%        0.0%       0.0%
                                                             =====       =====      =====

         Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


11.      Income Taxes, Continued:

         The components of the deferred income tax assets as of December 31, 1995 and 1996 are as follows:

                                                       1995             1996
                                                    ---------        ---------

         Property and equipment                    $  320,965       $  341,760
         Reserves not currently deductible            370,389          280,972
         Inventories                                   41,518           33,594
         Capital loss carryforward                    277,498          277,498
         State taxes                                      770              544
         Net operating losses                       7,435,841        8,897,958
                                                    ---------        ---------

                                                    8,446,981        9,832,326

            Valuation allowance                    (8,446,981)      (9,832,326)
                                                    ---------        ---------

                      Total                        $    -         $      -
                                                    =========        =========

         The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. Management periodically evaluates the recoverability of the deferred tax assets. At such time as it is determined that deferred tax assets are realizable, the valuation allowance will be reduced.

         At December 31, 1996, the Company had a capital loss carryforward of $640,873, which will expire in 2000.

         As of December 31, 1996, the Company had net operating loss carryforwards for federal and state purposes of approximately $22,748,000 and $12,511,000, respectively. The net operating loss carryforwards begin expiring in 2002 and 1997, respectively. The utilization of net operating loss carryforwards may be limited under the provisions of Internal Revenue Code Section 382 and similar state provisions.

         Continued

                            BIOLASE TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


12.      Provision For Patents:

         The Company included a charge to its 1994 operations of $958,850 representing a provision for the carrying value of its patents due to uncertainties related to the future recoverability of such carrying values. The Company's evaluation of its capitalized patent costs considered such factors as reductions in sales during fiscal 1994, extinguishment of debt which was used to acquire certain patents, and the under-utilization of existing patents in various geographic regions of the world.


13.      Business Segment And Sales Concentrations:

         The Company designs, develops, manufactures and markets advanced laser-based products for dental and other surgical applications, and markets and distributes endodontic products manufactured by third parties. These activities comprise the Company's only business segment.

         The Company has distributorship agreements for dental lasers in Europe, the Middle East and the Far East. In 1994, 1995 and 1996, export sales were $644,000, $807,000 and $328,000, respectively, of which 85%, 72%
         and 80%, respectively, were sales to Europe.

         Two customers accounted for $492,563 and $139,900 of consolidated sales in 1994, respectively, two customers accounted for $473,268 and $193,353 of consolidated sales in 1995, respectively, and one customer accounted for $141,654 of consolidated sales in 1996.

                                2,738,982 Shares



                            BIOLASE TECHNOLOGY, INC.



                                  Common Stock


                                   PROSPECTUS

                                _________, 1997


     No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.


                                TABLE OF CONTENTS
                                                          Page
                                                          ----
         Available Information
         Prospectus Summary
         Risk Factors
         Use of Proceeds
         Price Range of Common Stock
         Dividend Policy
         Selected Consolidated
           Financial Data
         Management's Discussion
           and Analysis of Financial
           Condition and Results of
           Operations
         Business
         Management
         Principal and Selling
           Stockholders
         Description of Securities
         Plan of Distribution
         Legal Matters
         Experts
         Additional Information
         Index to Consolidated
           Financial Statements

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

          See forth below are the expenses estimated in connection with the issuance and distribution of the Registrant's securities, other than underwriting commissions and discounts.
Except for the SEC registration fee, all expenses are estimated.


            SEC registration fee                              $ 3,009
            Printing and engraving expenses                    10,000
            Accounting fees and expenses                       25,000
            Legal fees and expenses                            25,000
            Blue Sky filing fees and expenses                   3,000
            Transfer Agent's fees and expenses                  1,000
            Miscellaneous expenses                              7,991
                                                                -----

            Total                                             $75,000
                                                              =======

Item 14.  Indemnification of Directors and Officers.

The Certificate of Incorporation and Bylaws of the Registrant indemnify its officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law and applicable law. Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 15.  Recent Sales of Unregistered Securities.

            The following sets forth all sales of unregistered securities by the Registrant within the past three years:

            On September 30, 1994, the Company issued and sold an aggregate of 979,800 shares of its Common Stock, par value $.001 per share ("Common Stock"), and 489,900 redeemable stock purchase warrants (the "1994 Warrants") in a private placement to a group of offshore investors. Eurocapital Ltd. acted as placement agent in the transaction. The net proceeds received by the Company were $2,054,133, after placement agent commissions and nonaccountable expenses aggregating $177,413 and direct expenses of $24,704. The Company also issued as additional placement agent compensation 29,800 shares of Common Stock and 14,900 1994 Warrants.

            In accordance with Rule 901 promulgated under the Securities Act, the offer and sale of the 1,009,600 shares of Common Stock and the 504,800 1994 Warrants were not included within the terms "offer", "offer to sell", "sell", "sale" and "offer to buy" as used in Section 5 of the Securities Act. Each of the purchasers of such securities represented and warranted to and agreed with the Company that, among other things, (a) such purchaser was not a U.S. person, as defined in Regulation S ("Regulation S") promulgated under the Securities Act, (b) the offer of such securities to such purchaser was made outside the United States, (c) such purchaser was outside the United States at the time the buy order for such securities was originated, (d) such purchaser would offer or resell such securities only in compliance with the provisions of Regulation S and all other applicable securities laws and regulations and would offer or resell the securities in the United States or to or for the benefit of a U.S. person, as defined in Regulation S, only if such securities were registered under the Securities Act or an exemption from such registration was available, and (e) such purchaser was acquiring such securities for investment purposes and not with a view towards the distribution thereof. The placement agent certified to the Company, among other things, that (i) no offer or sale of such securities was made except in an offshore transaction, as defined in Regulation S, (ii) no offer or sale of such securities was made to a U.S. person, and (iii) it engaged in no directed selling efforts, as defined in Regulation S, in the United States in connection with the offer and sale of such securities. Stop transfer instructions with respect to the shares were given to the Company's transfer agent.

            On August 24, 1995, the Company called all 1994 Warrants for redemption, and all of the 1994 Warrants were exercised prior to the redemption date, as extended, of October 25, 1995. The Company received proceeds of $820,300 from the exercise of the 504,800 1994 Warrants. No underwriters were involved in the exercise.

            In accordance with Rule 901 promulgated under the Securities Act, the offer and sale of the 504,800 shares of Common Stock upon the exercise of the 504,800 1994 Warrants were not included within the terms "offer", "offer to sell", "sell", "sale" and "offer to buy" as used in Section 5 of the Securities Act. The 1994 Warrants were exercised by persons who had given the representations, warranties and agreements in connection with the offer and sale of the 1994 Warrants. Each such person certified that such person was not a U.S. person, that the 1994 Warrants were not being exercised on behalf of a U.S. person, and that such person was exercising the 1994 Warrants outside of the United States, and the shares of Common Stock issued upon exercise of the 1994 Warrants were not delivered within the United States.

            On May 31, 1995, the Company issued and sold an aggregate of 2,000,000 shares of its Common Stock in a private placement to a group of offshore investors. Eurocapital Ltd. acted as placement agent in the transaction. The net proceeds received by the Company were $922,307, after placement agent commissions and nonaccountable expenses aggregating $60,000 and direct expenses of $17,693.

            In accordance with Rule 901 promulgated under the Securities Act, the offer and sale of the 2,000,000 shares of Common Stock were not included within the terms "offer", "offer to sell", "sell", "sale" and "offer to buy" as used in Section 5 of the Securities Act. Each of the purchasers of such shares of Common Stock represented and warranted to and agreed with the Company that, among other things, (a) such purchaser was not a U.S. person, (b) the offer of such shares to such purchaser was made outside the United States, (c) such purchaser was outside the United States at the time the buy order for such shares was originated, (d) such purchaser would offer or resell such shares only in compliance with the provisions of Regulation S and all other applicable securities laws and regulations and would offer or resell such shares in the United States or to or for the benefit of a U.S. person only if such securities were registered under the Securities Act or an exemption from such registration was available, and (e) such purchaser was acquiring such shares for investment purposes and not with a view towards the distribution thereof. The placement agent certified to the Company, among other things, that (i) all offers and sales of such shares were made in offshore transactions, (ii) no offer or sale of such shares was made to a U.S. person and (iii) it engaged in no directed selling efforts in the United States in connection with the offer and sale of such shares. Stop transfer instructions with respect to the shares were given to the Company's transfer agent.

            On July 26, 1995, the Company issued and sold 300,000 shares of Common Stock in a private placement to an individual. The net proceeds received by the Company were $370,400, after direct expenses of $4,600. No underwriters were involved in the transaction.

            In accordance with Rule 901 promulgated under the Securities Act, the offer and sale of the 300,000 shares of Common Stock were not included within the terms "offer", "offer to sell", "sell", "sale" and "offer to buy" as used in Section 5 of the Securities Act. The purchaser of such shares of Common Stock represented and warranted to and agreed with the Company that, among other things, (a) such purchaser was not a U.S. person, (b) the offer of such shares to such purchaser was made outside the United States, (c) such purchaser was outside the United States at the time the buy order for such shares was originated, (d) such purchaser would offer or resell such shares only in compliance with the provisions of Regulation S and all other applicable securities laws and regulations and would offer or resell such shares in the United States or to or for the benefit of a U.S. person only if such securities were registered under the Securities Act or an exemption from such registration was available, and (e) such purchaser was acquiring such shares for investment purposes and not with a view towards the distribution thereof. Stop transfer instructions with respect to the shares were given to the Company's transfer agent.

            On October 16, 1996, the Company issued and sold an aggregate of 100 units, each consisted of one share of the Company's Series A 6% Redeemable Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") and 5,000 redeemable common stock purchase warrants expiring in 1998 which are exercisable under certain conditions, in a private placement to a group of accredited investors. PacVest Associates, Inc. ("PacVest") acted as placement agent in the transaction. The net proceeds received by the Company were $4,400,000, after placement agent commissions of $400,000 and direct expenses of $200,000. The placement agent also received as additional compensation 90,910 stock purchase warrants expiring in 1998, and the Company issued an additional 100,000 stock purchase warrants expiring in 1998 to a director of PacVest in connection with the transaction.

            Each share of Series A Preferred Stock was convertible into a variable number of shares of Common Stock not exceed 18,182 shares. All such stock purchase warrants are exercisable at $3.50 per share. On November 15, 1996, 99 of the 100 shares of the Series A Preferred Stock issued in the private placement were converted into Common Stock, resulting in an aggregate conversion to 1,800,018 shares of Common Stock. The remaining share of Series A Preferred Stock may be converted into no less than 9,721 and no more than 18,054 shares of Common Stock, based on the average closing price for the five trading days preceding, but not including, the date on which the share is presented for conversion.

            The offer and sale of the Series A Preferred Stock and the warrants were exempt from the registration requirements of the Securities Act under Sections 4(2) and 4(6) as (i) a transaction by an issuer not involving a public offering, and (ii) a transaction involving offers or sales by an issuer solely to accredited investors that meet certain requirements under the Securities Act. Each investor represented to and agreed with the Company that, among other things, (i) the investor was an accredited investor, (ii) the investor was acquiring the shares of Common Stock for its own account, for investment, and not for resale, distribution or disposition, and (iii) the investor will offer or sell the shares of Common Stock only if registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The issuance of the underlying Common Stock on conversion of the Series A Preferred Stock was exempt from the registration requirements of the Securities Act under Section 3(a)(9) as an exchange of securities by an issuer with its existing securityholders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The certificates representing the shares so issued have restrictive legends endorsed thereon reflecting the restrictions on transferability arising out of the forgoing matters, and the Company has issued stop transfer instructions to its transfer agent.

            On February 28, 1997, the Company issued and sold 200,000 shares of its Common Stock to an accredited investor in a private placement. Net proceeds from the private placement were $720,000 after direct expenses of $5,000. No underwriters were involved in the transaction.

            The offer and sale of Common Stock were exempt from the registration requirements of the Securities Act under Sections 4(2) and 4(6) as (i) a transaction by an issuer not involving a public offering, and (ii) a transaction involving offers or sales by an issuer solely to an accredited investor that meets certain requirements under the Act. The investor represented to and agreed with the Company that, among other things, (i) the investor was an accredited investor, (ii) the investor was acquiring the shares of Common Stock for its own account, for investment, and not for resale, distribution or disposition, and
(iii) the investor will offer or sell the shares of Common Stock only if registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The certificates representing the shares so issued have restrictive legends endorsed thereon reflecting the restrictions on transferability arising out of the forgoing matters, and the Company has issued stop transfer instructions to its transfer agent.

Item 16.  Exhibits and Financial Statement Schedules.

          (a)  Exhibits.

               3.        Articles of Incorporation and Bylaws:

                    3.1       Restated Certificate of Incorporation, as amended.

                    3.2       Amended and Restated Bylaws.

               4.             Instruments Defining the Rights of Securities
                              Holders:

                    4.1 Certificate of Designations, Preferences and Rights of Series A 6% Redeemable Cumulative Convertible Preferred Stock.(1)

                    4.2       Common Stock Purchase Warrants (Unit Warrants).(2)

                    4.3       Common Stock Purchase Warrants (Agent
                              Warrants).(2)

               5.             Opinions:

                    5.1       Opinion of Shapiro, Rosenfeld & Close.*

              10.             Material Contracts:

                    10.1 Premises Lease for 981 Calle Amanecer, San Clemente, California.(3)

                    10.9      1992 Stock Option Plan.(3)

                    10.18a First Amendment to Amended and Restated 1993 Stock Option Plan.(4)

                    10.19     Amended and Restated 1993 Stock
                              Compensation Plan.(5)

                    10.20     Form of 1993 Stock Option Agreement.(5)

                    10.21 Termination Agreement between the Registrant, Guy Levy and Francois Levy dated February 23, 1994.(5)

                    10.22 Placement Agent Agreement between the Registrant and EuroCapital, Ltd. dated July 22, 1994.(6)

                    10.24 Placement Agent Agreement between the Registrant and EuroCapital, Ltd. dated May 23, 1995.(7)

                    10.25     Amended and Restated 1993 Stock Option Plan.(7)

                    10.26 Distribution Agreement between the Registrant and Orbis High Tech Dental GmbH.(2)**

              21.             Subsidiaries

              23.             Consents of Experts and Counsel:

                    23.1      Consent of KPMG Peat Marwick LLP.

                    23.2      Consent of Coopers & Lybrand L.L.P.

                    23.3 Consent of Shapiro, Rosenfeld & Close (contained in Exhibit 5.1).*

            -----------------

          *         To be filed by amendment.

          ** Portions of this Agreement have been omitted pursuant to a confidentiality request filed with the Securities and Exchange Commission.

          (1) Filed with the Registrant's Quarterly Report on Form 10-QSB dated November 19, 1996 and incorporated by reference.

          (2) Filed with the Registrant's Annual Report on Form 10-KSB dated April 11, 1997 and incorporated by reference.

          (3) Filed with the Registrant's Registration Statement on Form S-1 dated October 9, 1992 and incorporated by reference.

          (4) Filed with the Registrant's Annual Report on Form 10-KSB dated May 6, 1996 and incorporated by reference.

          (5) Filed with the Registrant's Annual Report on Form 10-K dated April 14, 1994 and incorporated by reference.

          (6) Filed with the Registrant's Quarterly Report on Form 10-Q dated November 17, 1994 and incorporated by reference.

          (7) Filed with the Registrant's Quarterly Report on Form 10-QSB dated September 15, 1995 and incorporated by reference.

          (b)       Financial Statement Schedules.

                    II - Consolidated Valuation and Qualifying Accounts and
                         Reserves

Item 17.  Undertakings.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Certificate of Incorporation, the Delaware General Corporation Law or otherwise, the Registration has been informed that in the opinion of the commission such indemnification as against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it against public policy as expressed in the Act, and shall be governed by the final adjudication of such issue.

            The undersigned Registrant hereby undertakes:

            (1) That for purposes of determining any liability under the Act, the information omitted form the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424B(b)(1) or (4) or 497(h) under the Act, as amended, shall be deemed to be part of this registration as of the time it was declared effective.


            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California on the 10th day of July, 1997.

                                    REGISTRANT:

                                    BIOLASE TECHNOLOGY, INC.

                                    By: /s/ DONALD A. LA POINT
                                        -------------------------------------
                                        Donald A. La Point
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Federico Pignatelli and Stephen R. Tartamella, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effect amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

              SIGNATURE                        TITLE                       DATE
              ---------                        -----                       ----

/s/ DONALD A. LA POINT        President, Chief Executive Officer      July 10, 1997
-------------------------     (Principal Executive Officer) and
Donald A. La Point            a Director

/s/ STEPHEN R. TARTAMELLA     Vice President, Chief Financial         July 10, 1997
-------------------------     Officer (Principal Financial and
Stephen R. Tartamella         Accounting Officer) and Secretary

/s/ FEDERICO PIGNATELLI       Chairman of the Board of Directors      July 10, 1997
-------------------------
Federico Pignatelli

/s/ GEORGE V. D'ARBELOFF      Director                                July 10, 1997
-------------------------
George V. d'Arbeloff


                        REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
BioLase Technology, Inc.


Our report, which contains an explanatory paragraph regarding the Company's ability to continue as a going concern, on the consolidated financial statements of BioLase Technology, Inc. and its subsidiary is included on page F-2 of this Form S-1. In connection with our audit of such consolidated financial statements, we have also audited the related financial statement schedule listed in the index on page F-1 of this Form S-1.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.



COOPERS & LYBRAND L.L.P.



Newport Beach, California
March 4, 1997

KPMG Letterhead


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
BioLase Technology, Inc.:

Under the date of March 17, 1995, we reported on the consolidated statements of operations, changes in stockholders' equity and cash flows of BioLase Technology, Inc. and subsidiaries for the year ended December 31, 1994. In connection with our audit of the aforementioned consolidated financial statements, we also have audited the related consolidated financial statement schedule as of December 31, 1994 and for the year then ended. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audit.

In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The audit report on the consolidated financial statements of BioLase Technology, Inc. and subsidiaries referred to above contains an explanatory paragraph that states that the Company's consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations and shows a need for continued funding that raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

                                          KPMG PEAT MARWICK LLP

Orange County, California
March 17, 1995

                            BIOLASE TECHNOLOGY, INC.

          SCHEDULE II - CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS
                                  AND RESERVES
                   (Information at March 31, 1997 and for the
         three-month periods ended March 31, 1996 and 1997 is unaudited)


                                          Allowance For
                                        Doubtful Accounts     Slow-Moving Inventory
                                        -----------------     ---------------------

Balance at January 1, 1994                 $ 248,135               $ 839,445

   Charged (credited) to operations          (10,335)                 23,460
   Write-offs                               (138,234)               (285,773)
                                           ---------               ---------

Balance at December 31, 1994                  99,566                 577,132

   Charged to operations                         337                  24,500
   Write-offs                                (35,286)               (110,297)
                                           ---------               ---------

Balance at December 31, 1995                  64,617                 491,335

   Charged (credited) to operations           (5,900)                 37,663
   Write-offs                                (36,760)                (43,844)
                                           ---------               ---------

Balance at December 31, 1996                  21,957                 485,154

   Charged to operations                        --                      --
   Recoveries                                    973                    --
                                           ---------               ---------

Balance at March 31, 1997                  $  22,930               $ 485,154
                                           =========               =========